As filed with the Securities and Exchange Commission on October 29, 2021

Registration No. 333-257890

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1/A

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BLOOMIOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	3999	88-0488851
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

201 W Montecito Street

Santa Barbara, California 93101

805-222-6330

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Michael Hill

Chief Executive Officer

Bloomios Inc.

201 W Montecito Street

Santa Barbara, California 93101

(805) 222-6330

(Name, address, including zip code and telephone number, including area code, of agent for service)

With copies to:

Ken Bart

Mitchell Silberberg & Knupp LLP

437 Madison Ave, 25th Floor

New York, New York 10022

(917) 546-7768

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.” ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐no

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of shares to be Registered	Proposed Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price (1,2)	Amount of Registration Fee (1,2)
Common stock, $0.00001 par value per share	17,018,540	$2.00	$34,037,080.00	$3,713.45

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Preliminary Prospectus dated October    , 2021

PROSPECTUS FOR

3,389,203 SHARES OF COMMON STOCK AND

1,098,177 SHARES OF COMMON STOCK UNDERLYING WARRANTS EXERCISES AND

10,000,000 SHARES OF COMMON STOCK UNDERLYING CONVERTIBLE DEBENTURES

AND

2,531,160 SHARES OF COMMON STOCK

This prospectus relates to (i) the resale of 3,389,203 shares of common stock, par value $0.00001 per share (the “common stock” or “Bloomios common stock”) by certain of the Selling Shareholders (as defined below) and named in this prospectus, (ii) the resale of 1,098,177 shares of common stock issuable upon the exercise of warrants (as defined below) by certain of the selling security holders, (iii) the issuance by us and resale of 10,000,000 shares of common stock reserved for issuance upon the conversion of convertible debentures, and (iv) the issuance by us and resale of up to 2,531,160 shares of common stock upon the Purchase by Burdell Partners, LLC. We collectively refer to the selling securityholders covered by this prospectus as the “Selling Securityholders.”

We are registering the resale of shares of common stock and warrants as required by and pursuant to registration rights agreements, entered into with certain shareholders, convertible debt holders, warrant holders and Burdell Partners LLC.

We are also registering the resale of other shares of common stock held by certain of our shareholders, some of which are current and former employees.

The shares of common stock to be sold will be sold at a fixed price of $2.00 per share until such time as our shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time the shares may be sold at prevailing market prices or in privately negotiated transactions.

We will receive the proceeds from any exercise of the warrants or options for cash, but not from the resale of the shares of common stock or warrants registered hereby by the Selling Securityholders.

We will bear all costs, expenses and fees in connection with the registration of the shares of common stock and warrants. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of common stock and warrants.

Our common stock is listed on The OTC Markets under the symbol “BLMS.” The last reported sale price of our common stock on October 26, 2021, was $1.08 per share.

The shares of common stock being offered by Burdell Partners, LLC (“BP”) have been or may be issued pursuant to the purchase agreement dated July 9, 2021, that we entered into with BP. See “The BP Transaction” on page 17 for a description of that agreement and “BP Selling Stockholder” on page 28 for additional information regarding BP. The prices at which BP may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

The shares of common stock being offered by Leonite Capital, LLC and Jefferson Street Capital, LLC have been or may be issued pursuant to purchase agreements, notes and warrant agreements with the Company. See “Leonite Capital LLC Transaction” on page 18 and “Jefferson Street Capital LLC Transaction” on page 18 for a description of the transactions. The prices at which Leonite Capital, LLC and Jefferson Street Capital, LLC may sell the shares will be solely determined by Leonite Capital, LLC and Jefferson Street Capital, LLC at their own discretion at prevailing market prices.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the Selling Stockholder.

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The BP Selling Stockholder and the other Selling Stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices, once the Company is listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or .OTCQB. See “Plan of Distribution” on page 37 for more information about how the Selling Stockholder may sell the shares of common stock being registered pursuant to this prospectus. The BP Selling Stockholder may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 19 in this prospectus to read about the factors you should consider before buying shares of our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October    , 2021

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You should rely only on the information contained in this prospectus or in any free writing prospectus we file with the Securities and Exchange Commission. We have not authorized anyone to provide you with information different from that contained in this prospectus or any free writing prospectus. We take no responsibility for, and can provide no assurance, as to the reliability of any other information that others may give you. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, or other earlier date stated in this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

For investors outside of the United States: we have not done anything that would permit this offering outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside of the United States.

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This summary does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully, especially the “Risk Factors” and our financial statements and the related notes from our Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on April 15, 2021, our Report on Form 10-Q fo the quarter ended June 30, 2021, filed with the SEC on August 19, 2021, our Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 17, 2021, our Report on Form 8-K covering our acquisition filed with the SEC on April 20, 2021 and our various other filings with the SEC, before deciding to invest in shares of our common stock.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” or “the Company” refer to Bloomios, Inc.

Business

Bloomios manufactures, markets and distributes U.S. hemp-derived supplements and cosmetic products through wholesale distribution channels in the United States of America, through its wholly-owned subsidiary Bloomios Private Label (“BPL”). BPL provides innovative and quality manufacturing, processing, sourcing and distribution of cannabidiol products to wholesalers and retailers. BPL provides support at each step from custom formulation, order fulfillment, and brand development.  We offer our private-label and white-label customers large collections of customizable hemp products that includes over 220 products across 12 categories in addition to custom formulation and manufacturing services. Our product categories include edibles, tinctures, oils, salves, capsules, balms, lotions, creams, beverages, pet treats, premium packaged smokable hemp flower and pre-rolled hemp cigarettes.

Our company manufactures hemp infused products ranging from human edibles, pet edibles, liquid consumables such as tinctures and shots, topicals, and smokable hemp. Each of these products are infused with hemp extract. Our human edibles are either tumbled with hemp extracts that stick to the surface of the edibles, or made from scratch with hemp extract being cooked into gelatin or pectin bases and extruded into molds to shape them. Our Liquid consumables are infused by mixing food grade bases (Such as hemp seed, MCT oil, or water) with food grade flavoring and hemp extract. Our topicals are infused by mixing topical cream bases with hemp extract. Our smokable hemp contains no more than 0.3% of Tetrahydrocannabinol (THC) by dry weight basis and is rolled into hemp paper with a filter.  We test all of our products in-house utilizing High-Performance Liquid Chromatography (“HPLC”) to ensure that no final product contains more than 0.3% of total THC. All products are marketed as products infused with hemp extract with no more than 0.3% of THC on a dry weight basis.

The products are not currently marketed to consumers and are currentlhy only sold to wholesalers.  The Company attends trade shows for manufacturers and wholesalers to market our products.  All products are labeled in accordance with applicable laws and regulations. Further, the Company maintains its own in-house testing lab in which it tests all batches of products, which it provides to its clients.  The Company’s testing meets the “ISO 17025” protocol, but it is not certified; however, the Company believes that its testing process meets or exceeds industry standards.  The entire process is tracked and tested.  Clients are also contractually obligated to test all products they purchase from the Company through an independent lab that meets “ISO 17025” or other applicable standards.

Bloomios is headquartered in Santa Barbara, California with its operations in Daytona Beach, Florida. Bloomios intends to grow by increasing production capacity and by an acquisition strategy that is currently in development. We are committed to becoming a leading vertically integrated seed-to-shelf operator within the hemp industry. Currently, Bloomios is principally a business-to-business operation.

History

Bloomios (“we,” “us,” the “Company” or like terms) was incorporated in the State of Nevada on February 2, 2001, under the name Relay Mines Limited in order to pursue the exploration and development of mining claims located in British Columbia, Canada.

During the quarter ended March 31, 2002, the Company conducted a registered public offering under the Securities Exchange Act of 1934 in which it raised $11,000 from the sale of 110,000 shares of common stock at a public offering price of $0.10 per share.

On September 13, 2004, the Company merged with TSI Medical Corp., which was developing a cancer treatment technology in a joint venture with Exelar Corporation, at which time we abandoned our mining operations. As of September 2, 2005, Exelar Medical Corporation, the joint venture company in which we were a partner (“EMC”), defaulted on its obligations under a Technology Transfer Agreement with the inventor of the technology being developed by EMC and the inventor repossessed the technology from EMC.

Commencing with the quarterly report on Form 10-Q for the period ended October 31, 2005, the Company began filing periodic reports under the Exchange Act as a “shell” company.

On November 30, 2006, the Company filed a Certificate of Change with the Nevada Secretary of State providing for the reduction in the number of authorized shares of common stock from 100,000,000 shares to 2,000,000 shares and a corresponding reverse split of outstanding shares of common stock so that every fifty shares of common stock outstanding were exchanged for one share of common stock.

In February 2009, the Company filed a Form 15 with the SEC terminating the registration of its class of common stock under Section 12(g) of the Exchange Act and its duty to file periodic and other reports with the SEC.

On March 27, 2013, the Company filed an amendment to its Articles of Incorporation with the Nevada Secretary of State to increase the number of shares of common stock it is authorized to issue from 2,000,000 shares to 950,000,000 shares.

On November 29, 2018, the Eight Judicial District Court of Nevada entered an order appointing Bryan Glass as custodian of the Company, authorizing and directing him to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening an annual meeting of stockholders (the “Order”).

On November 30, 2018, Bryan Glass, as custodian, appointed himself to serve as an interim director of the Company until the next meeting of stockholders, as permitted by the Order. Also, on November 30, 2018, the board of directors and the custodian appointed Bryan Glass as our President, Secretary and Treasurer and authorized the issuance of 12,000,000 shares of stock to Mr. Glass for an aggregate price of $120.

On December 6, 2018, the Company filed a Certificate of Reinstatement with the state of Nevada to reestablish the Company’s existence.

On January 16, 2019, the Company held a stockholder’s meeting at which Mr. Bryan Glass was elected as the sole director of the Company.

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On November 30, 2020, Mr. Bryan Glass, the President and a sole director of the Company, resigned from both positions as part of his departure from the Company. Mr. Glass served as the President, Secretary and Treasurer and a member of our Board since November 30, 2018. This resignation is not the result of any disagreement with the Company on any matter related to the Company’s operations, policies, or practices.

On November 30, 2020, the board of directors appointed Mr. Michael Hill, as the sole director of the Company, and as interim Chief Executive Officer and Chief Financial Officer of the Company. The board of directors has agreed to compensate Mr. Hill at a rate of $25,000 per month during his interim service to the Company.

On February 11, 2021, the Company entered into a non-binding Letter of (the “LOI”) with CBD Brand Partners, LLC., a Wyoming limited liability company (“CBDBP”). Under the terms of the LOI, the Company agreed to acquire CBDBP as its wholly owned subsidiary by merging CBDBP with the Company (the “Merger”), such that the Company would acquire all of the outstanding membership interests of CBDBP and the holders of the membership interests of CBDBP, immediately prior to the Merger, would receive 10,000 shares of Series A Preferred Stock, 800 shares of Series B Preferred Stock and 1,200,000 shares of Series C Preferred Stock.

On April 12, 2021, the Merger was completed, and the Company acquired CBDBP. The Company issued 10,000 shares of its Series A Preferred Stock at $.00001 per share (the par value) and 800 shares of its Series B Preferred Stock at $.00001 per share (the par value), and no shares of the Series C Preferred Stock, as the purchase price. The transaction was accounted for as a capital transaction for the acquisition of the net monetary assets of CBDBP.

The financial statements have been prepared on a consolidated basis with CBDBP as a wholly owned subsidiary. The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

On June 16, 2021, the Company appointed Mr. Barrett Evans as Chief Strategy Officer, President and Director, and Mr. John Bennett as Chief Financial Officer and Director, as previously reported on Form 8-K filed with the SEC on June 21, 2021.

Current Operations and Strategy

As previously reported, the Company acquired CBDBP on April 12, 2021. The Company is an integrated, seed-to-shelf operation which includes the growing, processing, extraction, and manufacture of cannabidiol (“CBD”) products. The Company has its headquarters in Santa Barbara, California and has operations in Daytona Beach, Florida. The Company intends to grow by way of an acquisition strategy that is currently in development. Currently, the Company is principally a business-to-business operation with plans to sell directly to consumers in the future.

Ramifications of Our Shell Company Status

Historically, the Company had no revenue, no assets and no specific business plan or purpose. As a result of the Merger the Company is no longer a Shell Company and is now a development stage company with revenue, employees, assets, and liabilities Our previous status as a shell company will impact the Company and its shareholders in many ways, some of which are described below.

Shell Company Status

We were historically classified as a shell company as defined in Rule 405 promulgated by the SEC under the Securities Act. A shell company is one that has no or nominal operations and either: (i) no or nominal assets; or (ii) assets consisting primarily of cash or cash equivalents. As a former shell company, we are subject to various laws, regulations and restrictions, including that we will be subject to restrictions on our use of Form S-8 to register stock that we may issue to our employees and consultants and you will be subject to restrictions from relying on Rule 144 for the resale of your common stock, as described below.

Shell companies are prohibited from using Form S-8 to register securities under the Securities Act. If a company ceases to be a shell company, it may use Form S-8 sixty calendar days after the date on which it makes required filings with the SEC disclosing the cessation of its status as shell company, provided it has filed all reports and other materials required to be filed under the Exchange Act during the preceding 12 months (or for such shorter period that it has been required to file such reports and materials after the company files “Form 10 information,” which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act. This information would normally be reported on a current report on Form 8-K reporting the completion of a transaction that caused the company to cease being a Shell Company and the Company made such a filing on Form 8-K on April 20. 2021. Therefore, the Company is eligible to utilize Form S-8 as of June 20, 2021.

Rule 144 under the Act provides an exemption from the registration requirements of the Securities Act and allows the holders of restricted securities to sell their securities utilizing one of the provisions of this Rule. However, Rule 144 specifically precludes reliance by holders of securities of shell companies such as ours has been historically classified or any issuer that has been at any time previously a shell company, except if the following conditions are met:

●	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●

The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than current reports on Form 8-K; and

●	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

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As a result of our classification as a shell company, our investors are not permitted to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities, until 12 months from the filing of this Form 8-K.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations during the three and six months ended June 30, 2021, as compared to the three and six months ended June 30, 2020

Our net revenue for the three months ended June 30, 2021, was $2,456,013, compared to $73,615 for the same period in 2020. This was an increase of approximately $300,000 over the first quarter.

Our net revenue for the six months ended June 30, 2021, was $4,618,045, compared to $73,615 for the same period in 2020.

These increases in revenue were due to the acquisition of CBD Brand Partners and related revenue. The revenue for the three and six months ended June 30, 2021 are representative of the current run rate and is expected to continue.

Our cost of goods sold for the three months ended June 30, 2021, was $1,267,366, compared to $61,337 for the same period in 2020. Our cost of goods sold for the six months ended June 30, 2021, was $2,393,610, compared to $61,337 for the same period in 2020.  These increases were a result of our increase in revenue, and as our revenue increased, our cost of goods sold correspondingly increased. For the three months ended June 30, 2021 the cost of goods sold was approximately 52% of our revenue. We are investing in improved production lines and as a result, we anticipate a reduction in the of goods sold in the future, which we believe will result in improved gross profit margins.

Our general and administrative expenses for the three months ended June 30, 2021, was $226,072, compared to $1,764 for the same period in 2020. Our general and administrative expense for the six months ended June 30, 2021, was $436,238, compared to $2,480 for the same period in 2020.  These increases were also directly related to the acquisition and related expense. For the three months ended June 30, 2021 our general and administrative expenses was approximately 10% of our revenue and is expected to remain consistent or decrease as we increase our revenue.

Our salary expense for the three months ended June 30, 2021, was $354,494, compared to $0 for the same period in 2020. Our salary expense for the six months ended June 30, 2021, was $723,154, compared to $0 for the same period in 2020. These increases were also directly related to the acquisition and the increase in the administrative salaries and is expected to increase due to business growth and the addition of our executive officers, which previously were accounted for in our consulting expense.

Our rent and facility expense for the three months ended June 30, 2021, was $99,735, compared to $20,000 for the same period in 2020. Our rent and facility expense for the six months ended June 30, 2021, was $229,470, compared to $20,000 for the same period in 2020. These increases were due to the acquisition and acquired facility lease, which is approximately $35,000 per month.

Our utilities expense for the three months ended June 30, 2021, was $28,243, compared to $0 for the same period in 2020. Our utilities expense for the six months ended June 30, 2021, was $61,696, compared to $0 for the same period in 2020. These increases were due to the acquisition and acquired facility lease and production equipment, which results in approximately $10,000 per month in utilities. We expect this to increase as we add production equipment in the third and fourth quarter of this year.

Our professional fees expense for the three months ended June 30, 2021, was $21,931, compared to $0 for the same period in 2020. Our professional fees expense for the six months ended June 30, 2021, was $48,051, compared to $0 for the same period in 2020. These increases were due to the acquisition and increased audit and legal expenses related to increased compliance issues.

Our consulting expense for the three months ended June 30, 2021, was $153,630 compared to $173,500 for the same period in 2020. Our consulting expense for the six months ended June 30, 2021, was $370,982 compared to $278,500 for the same period in 2020.  This decrease in the three months ended June 30, 2021 was a result in the reduction of outside consultants in the second quarter. In addition our current executives were paid as consultants and will be transitioning to salaried employees of the Company. This increase in the six month ended June 30, 2021 was a result of additional outside consultants in the first quarter.

Our depreciation expense for the three months ended June 30, 2021, was $91,604, compared to $0 for the same period in 2020. Our depreciation expense for the six months ended June 30, 2021, was $187,710, compared to $0 for the same period in 2020.  These increases were due to the acquisition and acquired assets.

Our gain on debt settlement for the three  and six months ended June 30, 2021, was $312,583, compared to $0 for the same periods in 2020. This was due to the forgiveness of our payroll protection loan.

Our financing fees expense for the three months ended June 30, 2021, was $50,574, compared to $0 for the same period in 2020. This increase was mainly due to the prepayment penalty from the payoff of a note payable.

Our financing fees expense for the six months ended June 30, 2021, was $1,542,701, compared to $0 for the same period in 2020. This increase was mainly due to the issuance of commitment shares and common stock warrants and the prepayment penalty from the payoff of a note payable.

Our Interest expense for the three months ended June 30, 2021, was $42,649, compared to $0 for the same period in 2020. This increase was mainly due to the note payable of $203,000 entered into on November 30, 2020.

Our Interest expense for the six months ended June 30, 2021, was $73,193, compared to $0 for the same period in 2020. This increase was mainly due to the note payable of $777,778 entered into on March 25,2021

Our net profit / (loss) for the three months ended June 30, 2021, was a net profit of $432,298 compared to a net loss of ($182,986) for the same period in 2020. This increase was mainly due to the gain on the loan forgiveness listed above and the increased revenue over the first quarter of approximately $300,000.

Our net loss for the six months ended June 30, 2021, was $1,136,177 compared to $288,702 for the same period in 2020. This increase was mainly due to the factors listed above.

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Liquidity and Capital Resources

As of June 30, 2021, the Company had current assets of $1,058,941 and total assets of $3,897,491. As of December 31, 2020, the Company had current assets of $450,711 and total assets of $3,193,657.

As of June 30, 2021, the Company had current liabilities of $4,362,916 and total Liabilities of $4,639,334. As of December 31, 2020, the Company had current liabilities of $3,483,329 and total liabilities of $4,457,673.

As of June 30, 2021 the company had a working capital deficit of $3,303,975.   As of December 31, 2020 the company had a working capital deficit of $3,032,618.  This increase in working capital deficit is mainly the result of the increase in current notes payable.

The Company has funded its operations from contributions made by management and outside investors contributing a total of $2,412,209 in notes payable of which $251,931 was paid off in March of 2021. In addition our payroll protection loan was forgiven in the second quarter of this year. Leaving total notes payable of  $1,850,278 of which $1,700,000 is due within the next year.

For the six months ended June 30, 2021, our cash from operations was $283,429 and at present, the Company has business operations which management believes will allow the Company to maintain operations. However the Company’s cash requirements to meet its debt obligations over the next year may exceed cash flow from operations requiring the Company to seek additional capital sources. If we require additional financing, we cannot predict whether equity or debt financing will become available at terms acceptable to us, if at all. The Company depends upon services provided by management to fulfill its filing obligations under the Exchange Act.

The following table summarizes our cash flows for the six months ended June 30, 2021, and 2020.

	2021	2020
Net cash provided (used) from operating activities	$283,429	$1,138,202
Net cash used in investing activities	(297,130)	(2,107,450)
Net cash provided by financing activities	546,178	999,396
Net Increase (Decrease) In Cash	$532,477	$30,148

Results of Operations during the year ended December 31, 2020 as compared to the year ended December 31, 2019

During the fiscal years ended December 31, 2020, and 2019, Our net revenue for the year ended December 31, 2020, was $1,316,304, compared to $0 for the same period in 2019. This increase in revenue was due to the acquisition of CBD Brand Partners and related revenue. The revenue for the year ended December 31, 2020 included two months of revenue attributable to CBD Brand Partners, LLC.

Our cost of goods sold for the year ended December 31, 2020, was $914,759, compared to $0 for the same period in 2019. These increases were a result of the increase in revenue. For the year ended December 31, 2020, the cost of goods sold was approximately 70% of our revenue. We are investing in improved production lines and we anticipate a reduction in the of goods sold, which we believe will result in improved gross profit margins.

Our general and administrative expense for the year ended December 31, 2020, was $110,520, compared to $56,177 for the same period in 2019. This increase was mainly due to the acquisition of CBD Brand Partners, LLC.

 Our salaries expense for the year ended December 31, 2020, was $258,913, compared to $0 for the same period in 2019. These increases were also directly related to the acquisition and the increase in the administrative salaries, and is expected to increase as we grow our business and add our executive officers at approximately $750,000 per year.

Our rent expense for the year ended December 31, 2020, was $146,013, compared to $10,000 for the same period in 2019. These increases were due to the acquisition and acquired facility lease, which is approximately $35,000 per month.

Our Utilities expense for the year ended December 31, 2020, was $29,956, compared to $0 for the same period in 2019. These increases were due to the acquisition and acquired facility lease and production equipment, which results in approximately $10,000 per month in utilities. We expect this to increase as we add production equipment in the third and fourth quarter of 2021.

Our professional fees expense for the year ended December 31, 2020, was $18,728, compared to $16,284 for the same period in 2019. These increases were due to the acquisition and increased audit and legal expenses related to increased compliance issues.

Our consulting expense for the year ended December 31, 2020, was $667,976 compared to $383,973 for the same period in 2019. This increase was mainly due to the acquisition of CBD Brand Partners, LLC. In addition, our current executives were paid as consultants and will be transitioning to salaried employees of the company.

Our depreciation expense for the year ended December 31, 2020, was $232,271, compared to $0 for the same period in 2019. These increases were due to the acquisition and acquired assets.

Our financing fees expense for the year ended December 31, 2020, was $36,860, compared to $23,800 for the same period in 2019. This increase was mainly due to the note payable of $203,000 entered into on November 30, 2020.

Our Interest expense for the year ended December 31, 2020, was $70,974, compared to $0 for the same period in 2019. This increase was mainly due to the increase in note payable acquired of approximately of $1,600,000 November 30, 2020.

Our net loss for the year ended December 31, 2020, was $1,170,666 compared to $490,234 for the same period in 2019. This increase was mainly due to the factors listed above.

Liquidity and Capital Resources

As of December 31, 2020, the Company current assets of $450,711 and total assets of $3,193,657. As of December 31, 2019, the Company current assets of $1,045 and total assets of $1,045.

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As of December 31, 2020, the Company current liabilities of $3,483,329 and total Liabilities of $4,457,673 As of December 31, 2019, the Company current liabilities of $433,116 and total liabilities of $473,916.

As of December 31, 2020, the Company a working capital deficit of $3,032,618 and as of December 31, 2019, the Company a working capital deficit of $432,071.  This increase in the working capital deficit is mainly the result of the increase in current notes payable and acquired liabilities.

For the year ended December 31, 2020, our cash from operations was $821,026 and at present, the Company has business operations which management believes will allow the Company to maintain operations. However the Company’s cash requirements over the next year to meet its debt obligations may exceed cash flow from operations requiring the Company to seek additional capital sources. If we require additional financing, we cannot predict whether equity or debt financing will become available at terms acceptable to us, if at all. The Company depends upon services provided by management to fulfill its filing obligations under the Exchange Act.

The following table summarizes our cash flows for the fiscal years ended December 31, 2020, and December 31, 2019:

	2020	2019
Net cash provided (used) from operating activities	$821,026	$(57,119)
Net cash used in investing activities	$(2,702,687)	$-
Net cash provided by financing activities	$1,952,821	$58,164
Net Increase (Decrease) In Cash	$71,160	$1,045

Going Concern

Our lack of revenues, continuing operating losses and lack of operating capital create substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on its ability to obtain capital from our affiliates to fund our operations, generate cash from the sale of its securities and attain future profitable operations. Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

Other Contractual Obligations

None.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Recently Issued Accounting Pronouncements

See Note 2 to our Financial Statements for more information regarding recent accounting pronouncements and their impact to our results of operations and financial position.

New Accounting Standards to be Adopted Subsequent to December 31, 2020

None.

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Critical Accounting Policies and Significant Judgments’ and Use of Estimates

We have prepared our consolidated financial statements in conformity with accounting principles generally accepted in the United States. Our preparation of these financial statements and related disclosures requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. These estimates can also affect supplemental disclosures including information about contingencies, risk and financial condition. Critical accounting estimates are defined as those that are reflective of significant judgments and uncertainties and potentially yield materially different results under different assumptions or conditions. Given current facts and circumstances, we believe that our estimates and assumptions are reasonable, adhere to GAAP and are consistently applied. We evaluate our estimates and judgments on an ongoing basis. Actual results may differ from these estimates under different assumptions or conditions. Our critical accounting policies are more fully described above under the Notes to Financial Statements “NOTE 2 – Summary of Significant Accounting Policies”.

Related Party Transactions

For a discussion of our Related Party Transactions, refer to “Note 7 - Related Party Transactions” to our Financial Statements included in our Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 17, 2021.

Competition

Currently, the CBD products market is highly fragmented and diversified with no one single company or group of companies dominating the industry. At present there is no major pharmaceutical company that provided CBD products, but this may change as the industry develops. Competition also includes many small regional manufacturers, marketing companies, resellers, etc. of products containing CBD that have limited distribution at this time, but many are expected to grow and anticipate consolidation as the market matures.

Research and Development

We have no significant research and development at this time. The Company is focusing its efforts in growing the business and streamlining its processes. The Company may look develop some new technology in the future and will focus on research and development when appropriate.

Employees

As of June 30, 2021, we have 30 full-time employees and 39 independent contractors/leased employees.

Legal Proceedings

From time to time, we may be party to litigation matters occurring in the ordinary course of our business. As of the date hereof, however, there are no material pending legal or governmental proceedings relating to our Company to which we are a party, and to our knowledge there are no material proceedings to which any of our directors, executive officers or affiliates are a party adverse to us or which have a material interest adverse to us.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of all of our directors and executive officers as of the date of this report. We have a Board comprised of three members. Each director holds office until a successor is duly elected or appointed. Executive Officers serve at the discretion of the Board and are appointed by the Board. Also provided herein are brief descriptions of the business experience of each of the directors and officers during the past five years, and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities law.

Name	Age	Current Position With Us	Director or Officer Since
Michael Hill	45	CEO and Director	November 30, 2020
Barrett Evans	49	CSO, President and Director	June 16, 2021
John Bennett	61	CFO and Director	June 16, 2021

Biographical Information

Set forth below are the names of all of our directors and executive officers, all positions and offices held by each person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years, and other director positions held currently or during the last five years:

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Current Directors and Officers

Michael Hill. Mr. Hill is the Chief Executive Officer and Director of Bloomios. Mr. Hill is a seasoned executive and corporate advisor with over 15 years in both the private and public sectors. He co-founded and is the Managing Director of CBD Brand Partners, a brand accelerator that is vertically integrated within the hemp and CBD industry. In 2019, Mr. Hill co-founded Law For All and serves as the Chief Executive Officer, a legal technology platform and service provider. During 2015 to 2019 he served as the Chief Executive Officer of Total Sports Media, an online sports and entertainment media company. Over his tenure he has led and completed multiple mergers and acquisitions of a variety of companies, more specifically advertising, streaming media, data management, mobile and ad-tech driven companies. He has a deep understanding and experience in both pre-transaction and post-transaction operational planning and integration. Prior to this work, Mr. Hill served in the United States Navy, receiving the honor of Enlisted Surface Warfare Specialist.

Barrett Evans. Mr. Evans is the President, Chief Strategy Officer and Director of Bloomios. Mr. Evans has over 30 years of experience in both private and public company investing, finance, management, and restructuring. Mr. Evans currently sits on several board of directors for both private and public companies. Mr. Evans co-founded CBD Brand Partners. For the past decade, Mr. Evans has headed up Montecito Capital managing its investments. Mr. Evans has significant experience in investing in small companies and facilitating their growth, and in restructuring struggling companies. Mr. Evans has a Bachelor of Arts in Political Science from the University of California, Santa Barbara.

John Bennett. Mr. Bennett is the Chief Financial Officer and Director of Bloomios. Mr. Bennett is a seasoned executive, with over 30 years of experience in both the public and private sector. Mr. Bennett served as the Chief Financial Officer for Clean Energy Technologies, Inc. (CETY) from January 2005 thru March 2020 and served on the board of directors from September 2009 thru February 2018. While with CETY Mr. Bennett was an integral part of taking them public with the completion of their SB2 registration. From January of 2008 thru the present Mr. Bennett ran his own consulting firm, focusing on public companies in the microcap space. He has extensive experience with the public reporting requirements with the SEC, including 10K, 10Q including S1 and Reg A registrations statements and audit interface with PCAOB audit firms. He has been in the Manufacturing Industry for over 30 years. He has held positions as the Controller, Vice President of Finance and Chief Financial Officer, Mr. Bennett Holds a Bachelor of Science degree in Accounting from Mesa University and a Master of Science in Finance degree from the University of Colorado.

Former Officers and Directors

Bryan Glass, was appointed interim-Director, President, Secretary and Treasurer on November 30, 2018 and on January 16, 2019, Mr. Glass became the sole director of the Company. Mr. Glass resigned all positions with the Company. The resignation was not the result of any disagreement with the Company or any matter related to the Company’s operations, policies or practices.

On November 29, 2018, the Eight Judicial District Court of Nevada entered an order appointing Bryan Glass as custodian of the Company, authorizing and directing him to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening an annual meeting of stockholders (the “Order”).

On November 30, 2018, Bryan Glass, as custodian, appointed himself to serve as an interim director of the Company until the next meeting of stockholders, as permitted by the Order. Also, on November 30, 2018, the board of directors and the custodian appointed Bryan Glass as our President, Secretary and Treasurer and authorized the issuance of 12,000,000 shares of stock to Mr. Glass for an aggregate price of $120.

On December 6, 2018, the Company filed a Certificate of Reinstatement with the state of Nevada to reestablish the Company’s existence.

On January 16, 2019, the Company held a stockholder’s meeting at which Mr. Glass was elected as the sole director of the Company.

All of our directors are elected annually to serve for one year or until their successors are duly elected and qualified.

Family Relationships and Other Matters

There are no family relationships among or between any of our officers and directors.

Legal Proceedings

None of or directors or officers are involved in any legal proceedings as described in Regulation S-K (§229.401(f)).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Because we do not have a class of equity securities registered pursuant to section 12 of the Exchange Act we are not required to make the disclosures required by Item 405 of Regulation SK.

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CODE OF ETHICS

We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, because of the small number of persons involved in the management of the Company.

CORPORATE GOVERNANCE

Director Independence

We are not listed on a major U.S. securities exchange and, therefore, are not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors; however, the Company is currently pursuing the addition of independent directors in an effort to list on a national exchange. We do not currently have a majority of independent directors as required by the NASDAQ listing standards. Upon our listing on any national securities exchange or any inter-dealer quotation system, we will elect such independent directors as is necessary under the rules of any such securities exchange.

Board Leadership Structure

We currently have three executive officers and three directors. Our Board has reviewed our current Board leadership structure — which consists of a Chief Executive Officer, President and Chief Financial Officer, which also comprise the Board, all three of the Directors are not independent — in light of the composition of the Board, our size, the nature of our business, the regulatory framework under which we operate, our stockholder base, our peer group and other relevant factors, and the Company has determined that this structure is currently the most appropriate Board leadership structure for our Company. Nevertheless, the Board intends to carefully evaluate from time to time whether our executive officers and director positions should be separated based on what the Board believes is best for us and our stockholders.

Board Role in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including strategic risks, enterprise risks, financial risks, and regulatory risks. While our management is responsible for day to day management of various risks we face, the Board, as a whole, is responsible for evaluating our exposure to risk and to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board reviews and discusses policies with respect to risk assessment and risk management. The Board also has oversight responsibility with respect to the integrity of our financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements.

Board of Directors Meetings, Committees of the Board of Directors, and Annual Meeting Attendance

During the fiscal year ended December 31, 2020, the Board made a total of three (3) written consents in lieu of meetings. All members of the Board concurred with the written consents in lieu of Board meetings. We do not maintain a policy regarding director attendance at annual meetings and we did not have an annual meeting of shareholders during the fiscal years ended December 31, 2020, and January 31, 2020. The Board now holds regular meetings and is planning an annual meeting of shareholders for the 4th quarter of 2021.

We do not currently have any standing committees of the Board. The full Board is responsible for performing the functions of: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating Committee.

Stockholder Communications

Stockholders who wish to communicate with the Board may do so by addressing their correspondence to the Board at Bloomios Inc., Attention: Board of Directors, 201 W Montecito Street, Santa Barbara, CA, 93101. The Board will review and respond to all correspondence received, as appropriate.

ITEM 11. EXECUTIVE COMPENSATION

Our Board is responsible for establishing the compensation and benefits for our executive officers. The Board reviews the performance and total compensation package for our executive officers and considers the modification of existing compensation and the adoption of new compensation plans. The board has not retained any compensation consultants.

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to us by our executive officers who were serving as executive officers during the fiscal years ended December 31, 2020, and 2019:

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No executive officers were compensated for the fiscal years 2020 or 2019.

Based upon the recently executed executive employment agreements, the table will apply for the 2021fiscal year.

	Year Ended December	Salary	Bonus (1)	Stock Awards	Option Awards	All Other Compensation
Name and Principal Position	31,	($)	($)	($)	($)	($)	Total ($)

Michael Hill (2) CEO, Chairman	2021	$300,000	$175,000	-	-	-	$475,000

John Bennett (2) CFO, Treasurer and Director	2021	$150,000	$85,000	-	-	-	$235,000

Barrett Evans (2) CSO, President, Secretary and Director	2021	$300,000	$175,000	-	-	-	$475,000

(1)	Note that the Bonus amount is an up to amount and is subject to performance milestones.
(2)	A stock option plan has yet to be adopted by the Company. However, 2,000,000 options will be awarded to the 3 executive officers at such time as the Company approves a stock option plan.

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Employment Agreements

We currently have employment agreements with three (3) executives of the Company. For copies of these agreements, refer to our filing with the SEC on Form 8-K filed on June 21, 2021. Mr. Hill's received 3-year employment agreement as Chief Executive Officer with a base salary of $300,000; Mr. Evans received a 3-year employment agreement as Chief Strategy Officer and President with a base salary of $300,000; and Mr. Bennett received a 3-year employment agreement as Chief Financial Officer with a base salary of $150,000. Each executive will be eligible to receive bonuses, benefits and other benefits as per their contracts and as approved by the Board.

Outstanding Equity Awards at Fiscal Year-End

None.

Payments Upon Termination of Change in Control

There are no understandings or agreements known by management at this time which would result in a change in control.

Compensation of Directors

We have provided no compensation to our directors for their services provided as directors.

Recent Developments

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information as of the date of this report by (i) all persons who are known by us to beneficially own more than 5% of our outstanding shares of common stock, (ii) each director, director nominee, and Named Executive Officer; and (iii) all executive officers and directors as a group:

Name and Address of Beneficial Owner (1)	Number of shares Beneficially Owned (2)	Percent of Class Owned (2)
Directors and Officers
Michael Hill 201 W Montecito St, Santa Barbara, CA 93101	4,073,823	31.92%
Barrett Evans 201 W Montecito St, Santa Barbara, CA 93101	4,274,177	33.49%
John Bennett 201 W Montecito St, Santa Barbara, CA 93101	0	0.00%
All Directors and Officers as a Group	8,348,000	65.41%
5% shareholders
Aline Elkayam 104 Chelsea Place Avenue Ormond Beach, FL 32174	1,485,325	11.64%
Bibi Daprile 12 Windong Creek Way Ormond Beach, FL 32174	1,485,325	11.64%
Michael Hill 201 W Montecito St, Santa Barbara, CA 93101	4,073,823	31.92%
Barrett Evans 201 W Montecito St, Santa Barbara, CA 93101	4,274,177	33.49%
5% shareholders as a group	11,318,650	88.69%
Total Directors and Officers and 5% Shareholders	11,318,650	88.69%
* less than 1%

______________

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock and except as indicated the address of each beneficial owner is 201 W. Montecito Street, Santa Barbara, CA 93101.

(2) Calculated pursuant to rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 12,662,134 shares of common stock issued and outstanding on a fully diluted basis as of July 9, 2019. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. All the share amounts listed represent common stock held. No derivatives are outstanding as the date hereof.

15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Company currently has no related party transactions that meet the thresholds defined in Regulation S-K 229.404.

We expect that our board will adopt a written policy for the review of related party transactions. For purposes of the policy, a related party transaction will include transactions in which (1) the amount involved in any consecutive 12-month period is more than the lesser of (i) $120,000 or (ii) one percent of the Company’s average total assets at year-end in the prior two completed fiscal years, (2) the Company is a participant, and (3) any related party has a direct or indirect material interest. The policy is expected to define a “related party” to include directors, nominees for director, executive officers, beneficial owners of more than 5% of the Company’s outstanding common stock and their respective immediate family members. Pursuant to the policy, all related party transactions must be approved by the Company’s board of directors or, in the event of an inadvertent failure to bring the transaction to the board, ratified by the board. In the event that a member of the board has an interest in a related party transaction, the transaction must be approved or ratified by the disinterested members of the board. In deciding whether to approve or ratify a related party transaction, the board will consider the following factors:

•	whether the terms of the transaction are (1) fair to the Company and (2) at least as favorable to the Company as would apply if the transaction did not involve a related party;
•	whether there are demonstrable business reasons for the Company to enter into the transaction;
•	whether the transaction would impair the independence of an outside director under the Company’s director independence standards; and
•	whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the committee deems relevant.

Independent Directors

We are not listed on a major U.S. securities exchange and, therefore, are not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. However, Our Board considers that a director is independent when the director is not an officer or employee of the Company, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of FINRA and the rules and regulations of the SEC. Our Board has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based on this review, our Board has determined that our current directors are not deemed to qualify as “independent” directors. The Board intends to carefully evaluate from time to time whether our executive officers and director positions should be separated based on what the Board believes is best for us and our stockholders

Corporate Information

Bloomios, Inc. was incorporated in Nevada on February 2, 2001. Our principal office is located at 201 W Montecito Street, Santa Barbara, California 93101.

Our website address is http://www.bloomios.com Information found on our website is not incorporated by reference into this report. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our current and future annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, free of charge, through our website as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Our SEC filings can be accessed through the investors section of our website. The information contained on, or accessible through, our website is not intended to be part of this prospectus or any report we file with, or furnish to, the SEC and incorporated by reference herein. Our common stock trades on The OTC Pink Markets, under the symbol “BLMS.”

16

THE OFFERING

Pursuant to the transactions listed below, the Company is registering the following:

3,389,203 SHARES OF COMMON STOCK OF EXISTING STOCK HOLDERS AND

1,098,177 SHARES OF COMMON STOCK UNDERLYING WARRANTS EXERCISES AND

10,000,000 SHARES OF COMMON STOCK UNDERLYING CONVERTIBLE DEBENTURES

AND

2,531,160 SHARES OF COMMON STOCK

The shares of common stock to be sold will be sold at a fixed price of $2.00 per share until such time as our shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time the shares may be sold at prevailing market prices or in privately negotiated transactions.

Leonite Capital LLC Transaction

On March 25, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a non-affiliated accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell directly to the Investor in a private offering (the “Offering”), a Senior Secured Promissory Note (the “Note”), in the aggregate principal amount of up to $1,666,666.67 or so much as has been advanced in one or more tranches. The Note carries an original issue discount of $166,666.67, to cover the Investor’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. As a result of the original issuance discount, the potential aggregate purchase price of the Note is $1,500,000. The initial tranche was paid upon closing in an amount of $700,000, resulting in a current face value of the Note of $777,777.78. As additional consideration for the first tranche funded upon closing, the Company issued to the Investor 116,667 shares of its common stock. Upon future tranches being funded under the Note, the Company shall issue to the Investor an amount of the Company’s restricted common stock equal to the purchase price of such future tranche or tranches divided by six. The maturity date of each tranche of the Note is twelve months after the payment of such tranche. The Note provides that the Investor may not convert any amount of the Note that would result in the beneficial ownership of greater than 4.99% of the outstanding shares of the Company, with the exception that the beneficial ownership limitation may be waived up to a maximum of 9.99% at the election of the Investor, with not less than 61 days prior notice. The Note is secured with all of the assets of the Company, as described in the Security Agreement attached as Exhibit 10.3 to this Form 8-K. The Purchase Agreement contains customary representations and warranties, and the Offering was subject to customary closing conditions. The Shares were offered by the Company pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. The Company is obligated to register the shares of common stock underlying the Note and the Warrants (as described below), within 90 days from the date of the Purchase Agreement.

Warrants

As additional consideration for the purchase of the Note, the Company agreed to issue to the Investor Warrants (the Warrants”). The Warrants shall be issued upon the advance of each tranche by the Investor to the Company, exercisable for an amount of the Company’s common stock equal to the purchase price of such tranche divided by three. The Warrants have a term of 60 months, and contain full-ratchet anti-dilution protection provisions, and have an exercise price of $1.50 per share for 50% of the Warrants, and $2.00 per share for 50% of the Warrants. If at any time after the six-month anniversary of the issue date of the Warrants, the market price of one share of the Company’s common stock is greater than the exercise price of such Warrant, and there is not an effective registration statement registering the resale of the shares of common stock underlying the Warrants, then the Warrants may be exercised by means of a cashless exercise. The Warrants do not allow for any exercise that would result in the beneficial ownership of greater than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise, with the exception that the beneficial ownership limitation may be increased or decreased upon no less than 61 days prior notice.

The foregoing summaries of the Purchase Agreement, the Note, the Warrants and the Security Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 10.2, 10.3, and 4.1, respectively, to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2021, which are incorporated herein by reference.

The BP Transaction

On July 9, 2021, we entered into a purchase agreement with BP, which we refer to in this prospectus as the Purchase Agreement, pursuant to which BP has agreed to purchase from us up to an aggregate of $6,500,000 of our common stock (subject to certain limitations) from time to time over the term of the Purchase Agreement. Also, on July 9, 2021, we entered into a registration rights agreement with BP, which we refer to in this prospectus as the Registration Rights Agreement, pursuant to which we are required to file with the SEC a registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock that have been or may be issued to BP under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, at the time we signed the Purchase Agreement and the Registration Rights Agreement, we issued 50,000 shares of our common stock and 50,000 warrants to BP as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, which we refer to in this prospectus as the Commitment Shares and Commitment Warrants.

17

We do not have the right to commence any sales of our common stock to BP under the Purchase Agreement until certain conditions set forth in the Purchase Agreement, all of which are outside of BP’s control, have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus. Thereafter, we may, from time to time and at our sole discretion, direct BP to purchase shares of our common stock in amounts up to 100,000 shares on any single business day, subject to a maximum of $500,000 per purchase, plus other “VWAP Purchases” under certain circumstances. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to BP. The purchase price of the shares that may be sold to BP under the Purchase Agreement will be based on the market price of our common stock preceding the time of sale as computed under the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement. BP may not assign or transfer its rights and obligations under the Purchase Agreement.

As of July 9, 2021, there were 12,662,134 shares of our common stock outstanding, of which 912,134 shares were held by non-affiliates, excluding the 50,000 commitment shares that we are issuing to BP under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to $6,500,000 of our common stock to BP, only 2,531,160 shares of our common stock are being offered under this prospectus for the BP transaction, which represents: (i) 50,000 shares that we already issued to BP as a commitment fee for making the commitment under the Purchase Agreement; (ii) 50,000 shares underlying the Commitment Warrants; and (iii) an additional 2,331,160 shares which may be issued to BP in the future under the Purchase Agreement, if and when we sell shares to BP under the Purchase Agreement. Depending on the market price of our common stock at the time we elect to issue and sell shares to BP under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our common stock in order to receive aggregate gross proceeds equal to the $6,500,000 total commitment available to us under the Purchase Agreement. If all of the 2,531,160 shares offered by BP under this prospectus were issued and outstanding as of the date hereof, such shares would represent 22.66% of the total number of shares of our common stock outstanding and 36.03% of the total number of outstanding shares held by non-affiliates, in each case as of the date hereof. If we elect to issue and sell more than the 2,531,160 shares offered under this prospectus to BP, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by BP is dependent upon the number of shares we sell to BP under the Purchase Agreement.

Under applicable rules of The NASDAQ Capital Market, in no event may we issue or sell to BP under the Purchase Agreement more than 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (which is 2,531,160 shares based on 12,662,134 shares outstanding immediately prior to the execution of the Purchase Agreement), which limitation we refer to as the Exchange Cap, unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of our common stock to BP under the Purchase Agreement equals or exceeds $1.25 (which represents the closing consolidated bid price of our common stock on July 9, 2021, plus an incremental amount to account for our issuance of the Commitment Shares to BP), such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable NASDAQ rules. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of The NASDAQ Capital Market.

The Purchase Agreement also prohibits us from directing BP to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by BP and its affiliates, would result in BP and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the Beneficial Ownership Cap.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to BP.

Jefferson Street Capital Transaction

On July 11, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a non-affiliated accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell directly to the Investor in a private offering (the “Offering”), a Senior Secured Promissory Note (the “Note”) with first priority over all current and future indebtedness of the Company and any subsidiaries, whether such subsidiaries exist on the issue date or are created or acquired thereafter, excluding the note between the Company and Leonite Capital LLC., in the aggregate principal amount of up to $1,100,000 or so much as has been advanced in one or more tranches. The Note carries an original issue discount of $100,000, to cover the Investor’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. As a result of the original issuance discount, the potential aggregate purchase price of the Note is $1,000,000. The initial tranche was paid upon closing in an amount of $500,000, resulting in a current face value of the Note of $550,000. The maturity date of each tranche of the Note is twelve months after the payment of such tranche. The Note provides that the Investor may not convert any amount of the Note that would result in the beneficial ownership of greater than 4.99% of the outstanding shares of the Company, with the exception that the beneficial ownership limitation may be waived up to a maximum of 9.99% at the election of the Investor, with not less than 61 days prior notice. The Note is secured with all of the assets of the Company, as described in the Security Agreement attached as Exhibit 10.3 to this Form S-1. The Purchase Agreement contains customary representations and warranties, and the Offering was subject to customary closing conditions. The Shares were offered by the Company pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. The Company is obligated to register the shares of common stock underlying the Note and the Warrants (as described below), within 90 days from the date of the Purchase Agreement.

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Warrants

As additional consideration for the purchase of the Note, the Company agreed to issue to the Investor Warrants (the Warrants”). The Warrants shall be issued upon the advance of each tranche by the Investor to the Company, exercisable for an amount of the Company’s common stock equal to the purchase price of such tranche divided by three. The Warrants have a term of 60 months, and contain full-ratchet anti-dilution protection provisions, and have an exercise price of $1.75 per share for 142,857 of the Warrants, and $2.25 per share for 111,111 of the Warrants. If at any time after the six-month anniversary of the issue date of the Warrants, the market price of one share of the Company’s common stock is greater than the exercise price of such Warrant, and there is not an effective registration statement registering the resale of the shares of common stock underlying the Warrants, then the Warrants may be exercised by means of a cashless exercise. The Warrants do not allow for any exercise that would result in the beneficial ownership of greater than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise, with the exception that the beneficial ownership limitation may be increased or decreased upon no less than 61 days prior notice.

The foregoing summaries of the Purchase Agreement, the Note, the Warrants and the Security Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 10.2, 10.3, and 4.1, respectively, to this Registration Statement on Form S-1, which are incorporated herein by reference.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and the related notes in our Quarterly and Annual Reports along with our other SEC filings, before deciding to invest in our common stock. If any of the following risks actually occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks Related to Our Business and Industry

We have a history of operating losses and expect to incur additional losses in the future.

We have sustained losses in recent years, which as of December 31, 2020, accumulated to $4,324,061., including an operating net loss of $1,170,666 and $490,234 (when adjusted for change of fiscal year end) for the years ended December 31, 2020, and January 31, 2020, respectively. We are likely to continue to incur net losses as we pursue our strategy, which is currently focused on developing our sales channels and distribution partnerships. Our losses have had, and will continue to have, an adverse effect on our shareholders’ equity and working capital. Any failure to achieve and maintain profitability would continue to have an adverse effect on our shareholders’ equity and working capital and could result in a decline in our share price or cause us to cease operations. To date, the Company has not made any sales. Also, our auditor has expressed substantial doubt as to company’s ability to continue as a going concern.

We will need significant additional capital, which we may be unable to obtain.

Our capital requirements have been and will continue to be significant. We will require additional funds to develop sales channels and market our products. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. In either of the aforementioned situations, we may not be able to fully implement our growth plans.

Additional financings that we may require in the future will dilute the percentage ownership interests of our stockholders and may adversely affect our earnings and net book value per share. In addition, we may not be able to secure any such additional financing on terms acceptable to us, if at all. Moreover, if we are unable to obtain such additional capital as discussed above, we will be required to stop our operations, and will resume our activities, only after capital is raised.

To facilitate ongoing operations and product development, on July 9, 2021, the Company entered into a purchase agreement with BP (the “BP Purchase Agreement”), pursuant to which BP has agreed to purchase up to an aggregate of $6,500,000 of common stock of the Company (subject to certain limitations) from time to time over the term of the BP Purchase Agreement.

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Per the terms of the BP Purchase Agreement, we may direct BP to purchase up to $6,500,000 worth of shares of our common stock under our agreement over a 36-month period generally in amounts up to 100,000 shares of our common stock, which may be increased to up to 2,000,000 shares of our common stock depending on the market price of our common stock at the time of sale and subject to a maximum commitment by BP of $500,000 per regular purchase. The purchase price for Regular Purchases shall be equal to the lesser of (i) 95% of the lowest Sale Price of the Common Stock on the Purchase Date or (ii) the arithmetic average of the three (3) lowest Closing Sale Prices for the Common Stock during the ten (10) consecutive Business Days ending on the Business Day immediately preceding such Purchase Date.

The extent to which we rely on BP as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from BP were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $6,500,000 under the Purchase Agreement to BP, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Additionally, on July 11, 2021, we entered into a convertible debenture in amount of $1,100,000 with the first tranche funding on July 11, 2021, in the amount of $550,000. The shares underlying the convertible debenture and warrants are being registered pursuant to this registration statement.

Because of our limited operating history, we may not be able to successfully operate our business or execute our business plan.

In 2020 and continuing in 2021, under our new leadership team, we went through a strategy change, which shifted the focus of the company the manufacturing, private labeling and white labeling of CBD products. Given our limited operating history, it is hard to evaluate our proposed business and prospects. Our proposed business operations will be subject to numerous risks, uncertainties, expenses and difficulties associated with early- stage enterprises. Such risks include, but are not limited to, the following:

•	the absence of a lengthy operating history;
•	insufficient capital to fully realize our operating plan;
•	expected losses for the foreseeable future;
•	operating in multiple currencies;
•	our ability to anticipate and adapt to a developing market(s);
•	acceptance of our products;
•	limited marketing experience;
•	a competitive environment characterized by well-established and well-capitalized competitors;
•	the ability to identify, attract and retain qualified personnel; and
•	operating in an environment that is highly regulated by a number of agencies.

Because we are subject to these risks, evaluating our business may be difficult, our business strategy may be unsuccessful and we may be unable to address such risks in a cost-effective manner, if at all. If we are unable to successfully address these risks our business could be harmed.

The commercial success of our products as well as any future products depends upon the degree of market acceptance by the consumer public of the CBD industry.

Our success depends on our products being generally and commercial accepted by consumers. We are aware of this key factor and are focusing our efforts of our products to appeal to consumers. However, there remain no assurances that we will succeed, nor is it clear how long it will take until we receive market recognition.

Any product that we bring to the market may or may not gain market acceptance by prospective customers. The commercial success of our products and any future product depends in part on the CBD industry and potential regulations may be occur. If our products or any future product do not achieve an adequate level of acceptance, we may not generate significant product revenue and may not become profitable. The degree of market acceptance of our products will depend on a number of factors, including:

•	The cost, safety, efficacy, and convenience of our products;
•	the acceptance of our products in the CBD industry;
•	the effectiveness of our sales and marketing efforts;
•	the strength of marketing and distribution support for, and timing of market introduction of, competing products; and
•	publicity concerning our products or competing products.

Our efforts to penetrate the CBD industry and educate the marketplace on the benefits of our products may require significant resources and may never be successful.

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We may face significant competition from other companies looking to expand their line of products

We expect to face significant competition in every aspect of our business, and particularly from other companies that carry the same types of products.

We believe that many of our competitors spend significantly more on research and development-related activities than we do. Our competitors may discover new products or refine existing products to compete with our products. Our commercial opportunities will be reduced or eliminated if these competing products are more effective, are more convenient or are less expensive than our products.

We may be unable to respond effectively to technological changes in our industry, which could reduce the demand for our products.

Our future business success will depend upon our ability to maintain and enhance our product portfolio with respect to advances in technological improvements for certain diagnostic products and market products that meet customer needs and market conditions in a cost-effective and timely manner. Maintaining and enhancing our product portfolio may require significant investments in licensing fees and royalties. We may not be successful in gaining access to new products that successfully compete or are able to anticipate customer needs and preferences, and our customers may not accept one or more of our products. If we fail to keep pace with evolving technological innovations or fail to modify our products and services in response to customers’ needs or preferences, then our business, financial condition and results of operations could be adversely affected.

We currently rely on a limited number of suppliers to produce certain key components of our products.

If any of our suppliers failed to comply with Current Good Manufacturing Practices, the Company would have to find new suppliers and the price difference may be too much for the Company to remain competitive thereby having a potentially adverse impact on the Company’s operations and profitability.

We face risks related to health pandemics and other widespread outbreaks of contagious disease, including the novel coronavirus, COVID-19, which could significantly disrupt our operations and impact our financial results.

Our business could be disrupted and materially adversely affected by the recent outbreak of COVID-19. In December 2019, an outbreak of respiratory illness caused by a strain of novel coronavirus, COVID-19, began in China. As of March 2020, that outbreak has led to numerous confirmed cases worldwide, including in the United States. The outbreak and government measures taken in response have also had a significant impact, both direct and indirect, on businesses and commerce. global health concerns, such as coronavirus, could also result in social, economic, and labor instability in the countries in which we or the third parties with whom we engage operate. The future progression of the outbreak and its effects on our business and operations are uncertain. We cannot presently predict the scope and severity of any potential business shutdowns or disruptions. There can be no assurance that we will be able to avoid any impact from the spread of COVID-19 or its consequences, including downturns in global economies and financial markets that could affect our future operating results.

If we are unable to establish sales, marketing and distribution capabilities or enter into successful relationships with third parties to perform these services, we may not be successful in commercializing our products.

We have a limited sales and marketing infrastructure and have limited experience in the sale, marketing or distribution of products. To achieve commercial success for any of our products, we will need to establish a sales and marketing infrastructure or outsource these activities.

In the future, we may consider building a focused sales and marketing infrastructure to market our products in the United States or elsewhere in the world. There are risks involved with establishing our own sales, marketing and distribution capabilities. For example, recruiting and training a sales force could be expensive and time consuming and could delay any product launch. This may be costly, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel.

Factors that may inhibit our efforts to commercialize our products on our own include:

•	our inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;
•	the inability of sales personnel to obtain access to potential customers;
•	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and
•	unforeseen costs and expenses associated with creating an independent sales and marketing organization.

If we are unable to establish our own sales, marketing and distribution capabilities or enter into successful arrangements with third parties to perform these services, our revenues and our profitability may be materially adversely affected.

In addition, we may not be successful in entering into arrangements with third parties to sell, market and distribute our products inside or outside of the United States or may be unable to do so on terms that are favorable to us. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales, marketing and distribution capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our products.

Our success is dependent upon our ability to maintain regulatory compliance in the United States of America.

We are subject to extensive national, state and local government regulation. A critical key to our success and ability to expand our business is our ability to maintain regulatory compliance in United States of America and in other countries, should we decided to sell our products abroad, for the use of our products. We do not anticipate any significant problems in obtaining any future required licenses, permits or approvals that are necessary to expand our business, however such registration or filing might take longer period than expected, and it might delay obtaining such regulatory approvals, or might cause delay in starting operations in potential other countries or jurisdictions.

There are inherent dangers in production with specific reagents that can be considered dangerous.

Some of our products use reagents that are considered dangerous. Specifically, the Company uses undenatured ethanol, isopropyl alcohol, methanol, methylene chloride, formic acid, tetrahydrofurn, acetone, and 2-propanol acetonitirile.

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Conditions in the global economy may adversely affect our business, financial condition and results of operations.

Although demand for CBD products is growing rapidly, the market for our products may be affected by material changes in supply, market prices, exchange rates and general economic conditions. Delays or reductions in our customers’ purchasing or shifts to lower-cost alternatives that result from tighter economic market conditions would reduce demand for our products and services and could, consequently, have a material adverse effect on our business, financial condition and results of operations.

Our industry may become subject to expanded regulation and increased enforcement by the Food and Drug Administration (FDA) and the Federal Trade Commission (FTC)

The FDA under the Federal Food, Drug, and Cosmetic Act regulates the formulation, manufacturing, packaging, labeling, and distribution of food, dietary supplements, drugs, cosmetic, medical devices, biologics, and tobacco products. Our hemp-derived CBD products are not intended to fall within and do not fall within the purview of the FDA. Accordingly, we have not been required to obtain FDA approval for our existing hemp-derived CBD products. Moreover, the regulatory status of hemp-derived CBD products are currently in a state of flux as FDA attempts to determine the appropriate manner in which to regulate these products. Thus, the regulatory approach is still evolving, and we may be required to seek FDA’s approval to market food and dietary supplements containing hemp-derived CBD. It is also possible that the FDA may simply issue a regulation setting forth the conditions in which such products may be marketed, or it may simply prohibit these products. However, because the FDA’s regulatory process is in its infancy, we cannot predict the likely outcome. In addition, the FTC under the Federal Trade Commission Act (“FTC Act”) requires that product advertising is truthful, substantiated and non-misleading. We believe that our advertising meets these requirements. However, the FTC may bring a challenge at any time to evaluate our compliance with the FTC Act. In addition, most states where CBD products are legal provide their own regulatory guidelines and regulations.  While some states are silent on the CBD issue, the Company researches each state regulation guidelines to ensure compliance with such laws and regulations, and will continue to do so in the future.  However, any failure by us to remain current on state regulatory changes could negatively affect our ability to operate our business.

While the Company’s hemp-derived CBD products are not intended to fall within and do not fall within the purview of the FDA, certain public statements by the FDA interpret the Federal Food, Drug, and Cosmetic Act (FDCA) as prohibiting the sale of food products that contain CBD; and that the FDCA prohibits the introduction or delivery for introduction into interstate commerce of any food that contains an approved drug or a drug for which substantial clinical investigations have been instituted and made public, unless a statutory exemption applies, and that none of the statutory exceptions has been met for CBD.

Government regulations

On December 20, 2018 the President of the United States signed the Farm Bill into law. Among other things, this new law changed certain federal authorities relating to the production and marketing of hemp, defined as cannabis (Cannabis sativa L.), and derivatives of cannabis with extremely low (less than 0.3 percent on a dry weight basis) concentrations of the psychoactive compound delta-9-tetrahydrocannabinol (THC). These changes include removing hemp and derivatives of hemp from the Controlled Substances Act, which means that it is no longer an illegal substance under federal law which has paved the way for the growth of the industry.   On October 31, 2019, the USDA issued an interim final rule regarding the Establishment of a Domestic Hemp Production Program which authorized hemp to be grown and processed legally in the United States and made it legal to transport in interstate commerce. Although this interim final rule became effective on the date of publication, there is a possibility it will be modified from its current application.

The Farm Bill recognizes hemp as distinct from its genetic cousin, marijuana, and specifically industrial hemp has been excluded from U.S. drug laws.  The Farm Bill allows for each individual state to regulate industrial hemp and industrial hemp based products or accept the USDA rules.  Although no longer a controlled substance under federal law, cannabinoids derived from industrial hemp (other than THC) are still subject to a patchwork of state regulations.  We are actively monitoring the regulations and proposed regulations in each state to ensure our operations are compliant.

In conjunction with the enactment of the Farm Bill, the FDA released a statement about the status of CBD and the agency’s actions in the short term with regards to CBD will guide the industry.  The statement noted that the Farm Bill explicitly preserved the FDA’s authority to regulate products containing cannabis or cannabis-derived compounds under the FDCA and Section 351 of the Public Health Service Act. This authority allows the FDA to continue enforcing the law to protect patients and the public while also providing potential regulatory pathways for products containing cannabis and cannabis-derived compounds. The statement also noted the growing public interest in cannabis and cannabis-derived products, including CBD, and informed the public that the FDA will treat products containing cannabis or cannabis-derived compounds as it does any other FDA-regulated products — meaning the products will be subject to the same authorities and requirements as FDA-regulated products containing any other substance, regardless of the source of the substance, including whether the substance is derived from a plant that is classified as hemp under the Farm Bill.

As of the date of this report, and based upon publicly available information, to our knowledge the FDA has not taken any enforcement actions against CBD companies. The FDA, however, has sent warning letters to companies demanding they cease and desist from the production, distribution, or advertising of CBD products, only relating to instances that such CBD companies have made misleading and unapproved label claims.  We will continue to monitor the FDA’s position on CBD.

We are subject to federal and state consumer protection laws, including laws protecting the privacy of customer non-public information and the handling of customer complaints and regulations prohibiting unfair and deceptive trade practices. The growth and demand for online commerce has and may continue to result in more stringent consumer protection laws that impose additional compliance burdens on online companies. These laws may cover issues such as user privacy, spyware and the tracking of consumer activities, marketing e-mails and communications, other advertising and promotional practices, money transfers, pricing, product safety, content and quality of products and services, taxation, electronic contracts and other communications and information security.

There is also great uncertainty over whether or how existing laws governing issues such as sales and other taxes, auctions, libel, and personal privacy apply to the internet and commercial online services. These issues may take years to resolve. For example, tax authorities in a number of states, as well as a Congressional advisory commission, are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject us to additional state sales and income taxes. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the internet and commercial online services could result in significant additional taxes or regulatory restrictions on our business. These taxes or restrictions could have an adverse effect on our cash flows, results of operations and overall financial condition. Furthermore, there is a possibility that we may be subject to significant fines or other payments for any past failures to comply with these requirements.

Our relationship with our employees could deteriorate, and certain key employees could leave, which could adversely affect our business and results of operations.

Our business involves complex operations and demands a management team to determine and implement our strategy and workforce that is knowledgeable and expert in many areas necessary for our operations. We rely on our ability to attract and retain skilled employees, consultants and contractors, including our specialized job functions. As of June 30, 2021, we have 30 full-time employees and 39 independent and or leased contractors. The departure of a significant number of our highly skilled employees, consultants or contractors or one or more employees who hold key management positions could have an adverse impact on our operations, including customers choosing to follow a regional manager to one of our competitors.

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In addition, to execute our growth plan we must attract and retain highly qualified personnel. Competition for these employees exists; new members of management must have significant expertise when they join us or engage in significant training which, in many cases, requires significant time before they achieve full productivity. If we fail to attract, train, retain, and motivate our key personnel, our business and growth prospects could be severely harmed.

Furthermore, we are dependent upon the managers to oversee our operations. Thus, there can be no assurance that the managers’ experience will be sufficient to successfully achieve our business objectives. All decisions regarding the management of our affairs will be made exclusively by our officers and directors. In the event these persons are ineffective, our business and results of operations would likely be adversely affected.

Increases in the cost of ingredients, labor and other costs could adversely affect our operating results.

Our principal products contain hemp-derived CBD oil. Increases in the cost of ingredients in our products could have a material adverse effect on our operating results. Significant price increases, market conditions, weather, acts of God and other disasters could materially affect our operating results. An increase in our operating costs could adversely affect our profitability. Factors such as inflation, increased labor and employee benefit costs and increased energy costs may adversely affect our operating costs. Many of the factors affecting costs are beyond our control and we may not be able to pass along these increased costs to our customers.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in the section “Risk Factors,” and the following factors may affect our operating results:

•	our ability to penetrate the CBD industry with our products;
•	our ability to generate revenue from our products;
•	the amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses and operations;
•	our focus on long-term goals over short-term results; and
•	global economic situation.

Failure to comply with anti-bribery, anti-corruption and anti-money laundering laws could subject us to penalties and other adverse consequences.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the FCPA, and other anticorruption, anti-bribery and anti-money laundering laws in the jurisdictions in which we do business, both domestic and abroad. Althought we do not have any operations abroad at this time. These laws generally prohibit us and our employees from improperly influencing government officials or commercial parties in order to obtain or retain business, direct business to any person or gain any advantage. The FCPA and other applicable anti-bribery and anti-corruption laws also may hold us liable for acts of corruption and bribery committed by our third-party business partners, representatives and agents. In addition to our own sales force, we may utilize third-parties to sell our products and conduct our business abroad in the future. We and third-party business partners, representatives and agents may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and we may be held liable for the corrupt or other illegal activities of these third-party business partners and intermediaries, our employees, representatives, contractors, channel partners and agents, even if we do not explicitly authorize such activities. These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, we cannot assure you that our employees and agents will not take actions in violation of our policies or applicable law, for which we may be ultimately held responsible and our exposure for violating these laws increases as our international presence expands and as we increase sales and operations in foreign jurisdictions. Any violation of the FCPA or other applicable anti-bribery, anti-corruption laws and anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, imposition of significant legal fees, loss of export privileges, severe criminal or civil sanctions or suspension or debarment from U.S. government contracts, substantial diversion of management’s attention, a decline in the market price of our common stock or overall adverse consequences to our reputation and business, all of which may have an adverse effect on our results of operations and financial condition. The Company does not have any sales or operations abroad at this time.

Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.

We believe that an appropriate information technology, or IT, infrastructure is important in order to support our daily operations and the growth of our business. If we experience difficulties in implementing new or upgraded information systems or experience significant system failures, or if we are unable to successfully modify our management information systems or respond to changes in our business needs, we may not be able to effectively manage our business, and we may fail to meet our reporting obligations. Additionally, if our current back-up storage arrangements and our disaster recovery plan are not operated as planned, we may not be able to effectively recover our information system in the event of a crisis, which may materially and adversely affect our business and results of operations.

In the current environment, there are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, employee malfeasance and human or technological error. High-profile security breaches at other companies and in government agencies have increased in recent years, and security industry experts and government officials have warned about the risks of hackers and cyber-attacks targeting businesses such as ours. Computer hackers and others routinely attempt to breach the security of technology products, services and systems, and to fraudulently induce employees, customers, or others to disclose information or unwittingly provide access to systems or data. We can provide no assurance that our current IT system or any updates or upgrades thereto and the current or future IT systems of our potential distributors use or may use in the future, are fully protected against third-party intrusions, viruses, hacker attacks, information or data theft or other similar threats. Legislative or regulatory action in these areas is also evolving, and we may be unable to adapt our IT systems or to manage the IT systems of third parties to accommodate these changes. We have experienced and expect to continue to experience actual or attempted cyber-attacks of our IT networks. Although none of these actual or attempted cyber-attacks has had a material adverse impact on our operations or financial condition, we cannot guarantee that any such incidents will not have such an impact in the future.

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Risks Related to our common stock and Corporate Governance

The market price of our securities may be highly volatile.

The market price of our common stock is likely to be volatile. Our common stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

•	reports of adverse events with respect to the commercialization and distribution of our products;
•	inability to obtain additional funding;
•	failure to successfully sell our products;
•	changes in laws or regulations applicable to future products;
•	inability to obtain adequate product supply for our products or the inability to do so at acceptable prices;
•	introduction of new products or technologies by our competitors;
•	failure to meet or exceed financial projections we may provide to the public;
•	failure to meet or exceed the financial expectations of the investment community;
•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by our competitors;
•	additions or departures of key management personnel;
•	significant lawsuits;
•	changes in the market valuations of similar companies;
•	sales of our securities by us or our shareholders in the future; and
•	trading volumes of our securities.

In addition, companies trading in the stock market have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our share price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

Our principal stockholders, officers and directors beneficially own approximately 88.69% of our outstanding shares of common stock. They will therefore be able to exert significant control over matters submitted to our stockholders for approval.

As of June 30, 2021, our principal stockholders, officers and directors beneficially own approximately 88.69% of our outstanding common stock. This significant concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning shares in companies with controlling stockholders. As a result, these stockholders, if they acted together, could significantly influence or even unilaterally approve matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of these stockholders may not always coincide with our interests or the interests of other stockholders.

We face risks related to compliance with corporate governance laws and financial reporting standards.

The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies. These new laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting, have materially increased the legal and financial compliance costs of small companies and have made some activities more time-consuming and more burdensome.

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Increased costs associated with corporate governance compliance may significantly impact our results of operations.

As a public company, we incur significant legal, accounting, and other expenses due to our compliance with regulations and disclosure obligations applicable to us, including compliance with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC, and NASDAQ. The SEC and other regulators have continued to adopt new rules and regulations and make additional changes to existing regulations that require our compliance. In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that have required the SEC to adopt additional rules and regulations in these areas. Stockholder activism, the current political environment, and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact, in ways we cannot currently anticipate, the manner in which we operate our business. Our management and other personnel devote a substantial amount of time to these compliance programs and monitoring of public company reporting obligations, and as a result of the new corporate governance and executive compensation related rules, regulations, and guidelines prompted by the Dodd-Frank Act, and further regulations and disclosure obligations expected in the future, we will likely need to devote additional time and costs to comply with such compliance programs and rules. These rules and regulations will cause us to incur significant legal and financial compliance costs and will make some activities more time-consuming and costly.

The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. Our current controls and any new controls that we develop may become inadequate, and weaknesses in our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting, which we may be required to include in our periodic reports that we file with the SEC under Section 404 of the Sarbanes-Oxley Act, and could harm our operating results, cause us to fail to meet our reporting obligations, or result in a restatement of our prior period financial statements. If we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate, or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results, and the price of our common stock could decline.

We are required to comply with certain of the SEC rules that implement Section 404 of the Sarbanes-Oxley Act, which requires management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. This assessment needs to include the disclosure of any material weaknesses in our internal control over financial reporting identified by our management or our independent registered public accounting firm. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting or if we are unable to complete our evaluation, testing, and any required remediation in a timely fashion, we will be unable to assert that our internal control over financial reporting is effective.

These developments could make it more difficult for us to retain qualified members of our Board of Directors, or qualified executive officers. We are presently evaluating and monitoring regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result. To the extent these costs are significant, our general and administrative expenses are likely to increase.

We may not have effective internal controls.

In connection with Section 404 of the Sarbanes-Oxley Act of 2002, we need to assess the adequacy of our internal control, remedy any weaknesses that may be identified, validate that controls are functioning as documented and implement a continuous reporting and improvement process for internal controls. We may discover deficiencies that require us to improve our procedures, processes and systems in order to ensure that our internal controls are adequate and effective and that we are in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. If the deficiencies are not adequately addressed, or if we are unable to complete all of our testing and any remediation in time for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the SEC rules under it, we would be unable to conclude that our internal controls over financial reporting are designed and operating effectively, which could adversely affect investor confidence in our internal controls over financial reporting.

We do not currently have independent Directors which could create a conflict of interests and pose a risk from a corporate governance perspective.

Our Board of Directors consists of only three directors, none of which is an independent director. The lack of independent directors may prevent the Board from being independent from management in its judgments and decisions and its ability to pursue the Board responsibilities without undue influence. For example, an independent Board can serve as a check on management, which can limit management taking unnecessary risks. Furthermore, the lack of independent directors creates the potential for conflicts between management and the diligent independent decision-making process of the Board. Furthermore, our lack of outside directors deprives our company of the benefits of various viewpoints and experience when confronting the challenges we face. With no independent director sitting on the Board of Directors, it may be difficult for the Board to fulfill its traditional role as overseeing management.

25

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our common stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts, and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our shares, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

The issuance of our common stock to our convertible note holders, if they choose to convert may cause significant dilution and the sale of the shares of common stock by those convertible note holders, or the perception that such sales may occur, could cause the price of our common stock to fall.

On March 25, 2021, the Company entered into a 11% secured convertible promissory note with a third-party with a total commitment of $1,666,667 and the first tranche advanced on that date of $777,778. Pursuant to the agreement, the Company issued the lender 116,667 shares of common stock, 116,667 5-year warrants with an exercise price of $1.50 and 116,667 5-year warrants with an exercise price of $2.00. The note had an original issue discount of $77,778.

On July 11, 2021, the Company entered into a 10% secured convertible promissory note with a third-party with a total commitment of $1,100,000 and the first tranche advanced on that date of $550,000. Pursuant to the agreement, the Company issued the lender 142,857 5-year warrants with an exercise price of $1.75 and 111,111 5-year warrants with an exercise price of $2.25. The note had an original issue discount of $50,000.

The sale or issuance of our common stock to BP may cause significant dilution and the sale of the shares of common stock acquired by BP, or the perception that such sales may occur, could cause the price of our common stock to fall.

On July 9, 2021, we entered into the BP Purchase Agreement pursuant to which BP has agreed to purchase up to an aggregate of $6,500,000 of our common stock (subject to certain limitations) from time to time over the term of the BP Purchase Agreement. Per the terms of the BP Purchase Agreement, we may direct BP to purchase up to $6,500,000 worth of shares of our common stock under our agreement over a 36-month period.

The extent we rely on BP as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. The purchase price for the shares that we may sell to BP under the Purchase Agreement will fluctuate based on the market price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall. We generally have the right to control the timing and amount of any future sales of our shares to BP. Additional sales of our common stock, if any, to BP will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to BP all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to BP, after BP has acquired the shares, BP may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to BP by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to BP, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Our preferred stock may have rights senior to those of our common stock which could adversely affect holders of common stock.

Our articles of incorporation give our Board of Directors the authority to issue additional series of preferred stock without a vote or action by our stockholders. The Board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights granted to holders of preferred stock in the future may adversely affect the rights of holders of our common stock. Any such authorized class of preferred stock may have a liquidation preference - a pre-set distribution in the event of a liquidation - that would reduce the amount available for distribution to holders of common stock or superior dividend rights that would reduce the amount of dividends that could be distributed to common stockholders. In addition, an authorized class of preferred stock may have voting rights that are superior to the voting right of the holders of our common stock.

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Our common stock is an illiquid investment as there is presently limited market for our common stock, and transferability of our common stock is subject to significant restriction.

There is presently a limited market for our common stock, and we cannot be certain that a public market will become available, or that there will be sufficient liquidity to allow for sale or transferability of our common stock within the near future. Therefore, the purchase of our common stock must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time. There is a limited public market for the resale of our common stock. A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and common stock may not be acceptable as collateral for a loan.

Because We May Be Subject to the “Penny Stock” Rules, You May Have Difficulty in Selling Our common stock.

If market activity develops for our common stock and our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules. These rules impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own. According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

If we are subject to penny stock rules, you may have difficulty selling your shares of common stock. For more information about penny stocks, please visit http://www.sec.gov/answers/penny.htm.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward- looking statements in this prospectus include, but are not limited to, statements about:

•	our use of the net proceeds from this offering;
•	the progress, timing and amount of expenses associated with our development and commercialization activities;
•	our plans and ability to develop and commercialize new products and services, and make improvements to our existing products and services;
•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;
•	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our products;
•	our intention to seek, and our ability to establish, strategic collaborations or partnerships for the development or sale of our products and the effectiveness of such collaborations or partnerships;
•	our expectations as to future financial performance, expense levels and liquidity sources;
•	our anticipated cash needs and our estimates regarding our capital requirements and our needs for additional financing, as well as our ability to obtain such additional financing on reasonable terms;
•	our ability to compete with other companies that are or may be developing or selling products that are competitive with our products;
•	our ability to build a sales force to market our products and services, and anticipated increases in our sales and marketing costs due to an expansion in our sales force and marketing activities;
•	federal and state regulatory requirements, including potential United States Food and Drug Administration regulation of our products or future products;
•	anticipated trends and challenges in our potential markets;
•	our ability to attract and retain key personnel; and
•	other factors discussed elsewhere in this prospectus.

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In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by BP and other selling stockholders listed in this registration statement. We will receive no proceeds from the sale of shares of common stock by BP in this offering. We may receive up to $6,500,000 aggregate gross proceeds under the Purchase Agreement from any sales we make to BP pursuant to the Purchase Agreement after the date of this prospectus. We estimate that the net proceeds to us from the sale of our common stock to BP pursuant to the Purchase Agreement will be up to $6,250,000 over an approximately 36-month period, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to BP under that agreement and other estimated fees and expenses. See “Plan of Distribution” on page 37 in this prospectus for more information.

The shares of common stock to be sold will be sold at a fixed price of $2.00 per share until such time as our shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time the shares may be sold at prevailing market prices or in privately negotiated transactions.

We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes. The Company is experiencing significant growth and requires capital to increase its production capabilities to meet customer’s needs. Specifically, the Company is increasing product capacity by adding equipment, hiring additional labor and expanding its sales capabilities.

SELLING STOCKHOLDERS

This prospectus relates to:

•	The resale of 3,389,203 shares of common stock by certain of the Selling Stockholders;
•	The issuance by us and resale of 1,098,177 shares of common stock reserved for issuance upon the exercise of outstanding warrants;
•	The issuance by us and resale up to 10,000,000 shares pursuant the certain convertible debentures; and
•	The possible resale by BP of shares of common stock that have been or may be issued to BP pursuant to the BP Transaction documents.

We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreements, which we entered into with the Selling Stockholders, in which we agreed to provide certain registration rights with respect to sales by Selling Stockholders of the shares of our common stock that have been or may be issued pursuant to their respective agreements.

Selling Stockholders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have issued or may sell to BP under The BP Transaction. The Selling Stockholders may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

The following table presents information regarding the selling stockholder and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholder and reflects its holdings as of October 27, 2021. Neither BP nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. The address for all officers and directors is 201 W. Montecito Street, Santa Barbara, CA 93101.

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	Before the Offering						After the Offering
Name of Selling Security holders	Number of Shares of Common Stock	Number of Warrants	Underlying Convertible Debentures and eloc	Number of Shares of Common Stock Being Offered	Number of Warrants Being Offered	Convertible Notes and Burdell FinancingBeing Offered	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock	Number of Warrants	Percentage of Outstanding Warrants	Convertible Notes and Burdell Financing
Aline Elkayam (5)	1,485,325	-	-	297,065	-	-	1,188,260	13.14%	-	-	-
Bibi Daprile (6)	1,485,325	-	-	297,065	-	-	1,188,260	13.14%	-	-	-
CET Investments, LLC (7)	156,350	-	-	156,350	-	-	-	-	-	-	-
Bryan Glass (8)	250,000	-	-	250,000	-	-	-	-	-	-	-
Michael Hill (9,17)	2,810,698	-	-	562,140	-	-	2,248,558	24.87%	-	-	-
AGPL Acquisition Inc (10,12,13,15,16,17)	2,586,052	-	-	517,210	-	-	2,068,842	22.89%	-	-	-
Bryan Sweeley (11)	250,000	-	-	250,000	-	-	-	-	-	-	-
Catherine Evans (12)	250,000	-	-	250,000	-	-	-	-	-	-	-
Britta Evans (13)	50,000	-	-	50,000	-	-	-	-	-	-	-
James Meagher (14)	250,000	-	-	25,000	-	-	225,000	2.49%	-	-	-
TSP, LLC (15)	100,000	-	-	20,000	-	-	80,000	0.88%	-	-	-
BSRS, LLC (16)	25,000	-	-	5,000	-	-	20,000	0.22%	-	-	-
Mammoth Crest Capital LLC (17)	2,526,250	-	-	505,250	-	-	2,021,000	22.36%	-	-	-
Mackey Alligood (18)	20,601	-	-	20,601	-	-	-	-	-	-	-
Robert Rabinowitz (19)	16,855	-	-	16,855	-	-	-	-	-	-	-
Leonite Capital LLC (20)	116,667	500,000	5,000,000	116,667	-	-	-	-	500,000	45.53%	5,000,000
Burdell Partners LLC (1,2,3,4,21)	50,000	50,000	2,531,160	50,000	-	-	-	-	50,000	4.55%	2,531,160
Jefferson Street Capital LLC (22)	-	507,936	5,000,000	-	-	-	-	-	507,936	46.25%	5,000,000
JH Darbie & Co (18,19)	-	20,030	-	-	-	-	-	-	20,030	1.82%	-
Barry Kiront (23)	-	10,196	-	-	-	-	-	-	10,196	0.93%	-
Stephen Kiront (24)	-	10,015	-	-	-	-	-	-	10,015	0.91%	-
	12,429,123	1,098,177	12,531,160	3,389,203	-	-	9,039,920	100.00%	1,098,177	100.00%	12,531,160

(1)

John McFarland, the Managing Member of Burdell Partners, LLC, is deemed to be beneficial owner of all of the shares of common stock owned by Burdell Partners, LLC. Mr. McFarland has sole voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the BP Purchase Agreement. Burdell Partners, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(2)

Represents (i) 50,000 Commitment Shares of our common stock issued to BP upon our execution of the Purchase Agreement as a fee for its commitment to purchase shares of our common stock under the Purchase Agreement, all of which shares are covered by the registration statement that includes this prospectus; and (ii) 50,000 shares of our common stock, representing shares that may be issued to BP as of the date of this prospectus upon exercise of warrants to purchase our common stock at a fixed price of $2.00 which warrants were acquired by BP in connection with the Purchase Agreement. BP may not exercise these warrants if such shares, when aggregated with all other shares of our common stock then beneficially owned by BP and its affiliates, would result in BP and its affiliates having beneficial ownership of more than 4.99% of the then total outstanding shares of our common stock, as calculated in accordance with the terms of such warrants. In accordance with rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares of common stock that BP may be required to purchase pursuant to the Purchase Agreement because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of BP’s control, including the registration statement of which this prospectus is a part becoming and remaining effective. Furthermore, under the terms of the Purchase Agreement, issuances and sales of shares of our common stock to BP are subject to certain limitations on the amounts we may sell to BP at any time, including the Exchange Cap and the Beneficial Ownership Cap. See the description under the heading “The BP Transaction” for more information about the Purchase Agreement.

(3)	Based on 12,662,134 outstanding shares of our common stock as of July 9, 2021, which excludes the 50,000 Commitment Shares to be issued to BP pursuant to the Purchase Agreement.

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(4)

Although the Purchase Agreement provides that we may sell up to $6,500,000 of our common stock to BP, only 2,531,160 shares of our common stock are being offered under this prospectus, which represents: (i) 50,000 Commitment Shares issued to BP upon our execution of the Purchase Agreement as a fee for its commitment to purchase shares of our common stock under the Purchase Agreement; (ii) 50,000 Commitment Warrants issued to BP upon our execution of the Purchase Agreement; and (iii) an aggregate of 2,331,160 shares of our common stock that may be sold by us to BP at our discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement that includes this prospectus. Depending on the price per share at which we sell our common stock to BP pursuant to the Purchase Agreement, we may need to sell to BP under the Purchase Agreement more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $6,500,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by BP is dependent upon the number of shares we sell to BP under the Purchase Agreement.

(5)	Aline Elkayam is a former employee of the Company. Mrs. Elkayam’s business address is 201 W. Montecito Street, Santa Barbara, CA 93101.

(6)	Bibi Daprile is a former employee of the Company. Mrs. Daprile’s address is 201 W. Montecito Street, Santa Barbara, CA 93101.

(7)

William Lovelace is the managing member of CET Investments, LLC. Mr. Lovelace and CET Investments business address is 2840 West Bay Drive #155, Belleair Bluffs, FL 33770. Mr. Lovelace exercises voting and investment power with respect to the securities offered for resale.

(8)	Bryan Glass is the former CEO of the Company. Mr. Glass’ business address is 20 W. Park Ave, Suite 207, Long Beach, NY 11561.

(9)

Michael Hill is the CEO and Director of the Company. Mr. Hill is also a managing member of Mammoth Crest Capital, LLC. Mr. Hill and Mammoth Crest Capital LLC.’s business address is 201 W Montecito Street, Santa Barbara, CA 93101.

(10)

Barrett Evans is the CSO, President and a director of the Company. He is also the president of AGPL Acquisition, Inc., is married to Catherine Evans, brother to Britta Evans and may be deemed to have control over TSP, LLC, BSRS, LLC, and Mammoth Crest Capital, LLC. Mr. Evans disclaims any ownership in TSP, LLC. The business address for AGPL Acquisition, Inc., BSRS, LLC and Mammoth Crest Capital, LLC is 201W. Montecito Street, Santa Barbara, CA 93101. Mr. Evans exercises voting and investment power with respect to the securities offered for resale by AGPL Acquisition, Inc, BSRS, LLC, and Mammoth Crest Capital, LLC.

(11)	Bryan Sweeley is an independent investor. Mr. Sweeley’s address is 50 Chester Circle, Los Altos, CA 94022.

(12)	Catherine Evans is the wife of Barrett Evans our CSO, President and a Director of the Company. Mrs. Evans business address is 201 W Montecito Street, Santa Barbara, CA 93101.

(13)	Britta Evans is the sister of Barrett Evans our CSO, President and a Director of the Company. Ms. Evans address is 201 W Montecito St., Santa Barbara CA 93101.

(14)	James Meagher is an independent investor. Mr. Meagher’s business address is 353 West 47th Street, #3R, New York NY, 10036.

(15)

TSP, LLC is an independent investor managed by Kevin Ryan. TSP, LLC and Mr. Ryan’s address is 375 Redondo Ave, Suite 359, Long Beach, CA 90814. Mr. Evans was affiliated with TSP, LLC in the past but has not had an affiliation with the company in the past 2 years.

(16)	BSRS, LLC is managed by Mr. Evans our CSO, President and director. See note 10 above.

(17)	Mammoth Crest Capital, LLC is managed by Mr. Hill and Mr. Evans. See notes 9 and 10 above.

(18)

Mackey Alligood is a broker with JH Darbie & Co. The business address of JH Darbie & Co. is 40 Wall Street, 30th Floor, New York, NY 10005. Mr. Alligood and Robert Rabinowitz exercise shared voting and investment power with respect to the securities offered for resale by JH Darbie and Co.

(19)

Robert Rabinowitz is a principal of JH Darbie & Co. The business address of JH Darbie & Co. is 40 Wall Street, 30th Floor, New York, NY 10005. Mr. Rabinowitz and Mr. Alligood exercise shared voting and investment power with respect to the securities offered for resale by JH Darbie and Co.

(20)

Leonite Capital LLC is mangaged by Avi Geller. The business address of Leonite Capital LLC and Avi Geller is 1 Hillcrest Center Drive, Suite 232, Spring Valley, NY 10977. Avi Geller has voting control over Leonite Capital LLC.

(21)

Burdell Partners, LLC is managed by John McFarland, who also has voting control over Burdell Partners, LLC. The business address of Burdell Partners, LLC and John McFarland is 1378 Lakeshore Circle, Gainesvill, GA 30501

(22)

Jefferson Street Capital LLC is managed by Brian Goldberg. The business address of Jefferson Street Capital LLC is 720 Monroe Street, Suite C401B, Hoboken, NJ 07030. Mr. Goldberg exercises voting and investment power with respect to the securities offered for resale.

(23)	Barry Kiront is a broker at Craft Capital Management, LLC. The business address of Craft Capital Management, LLC. is 377 Oak Street, Suite 402, Garden City, NY 11530.

(24)	Stephen Kiront is a broker at Craft Capital Management, LLC. The business address of Craft Capital Management, LLC. is 377 Oak Street, Suite 402, Garden City, NY 11530.

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PRICE RANGE OF COMMON STOCK

On July 9, 2021, our common stock began trading on the OTC Pink Markets under the symbol “BLMS,” prior to that, the Company traded from June 18, 2008 until July 9, 2021, under the symbol “XLRM.”

The following table sets forth, for the periods indicated, the closing price of our common stock as reported on The OTC Pink Markets:

	Fiscal Year 2021
	High	Low
First Quarter	$4.95	$1.1001
Second Quarter	$2.2	$1
Third Quarter	$1.38	$0.98
Fourth Quarter (thru October 27)	$1.36	$1.05

	Fiscal Year 2020
	High	Low
First Quarter	$0.3	$0.12
Second Quarter	$0.6	$0.041
Third Quarter	$0.3	$0.05
Fourth Quarter	$2.25	$0.105

	Fiscal Year 2019
	High	Low
First Quarter	$0.4699	$0.1
Second Quarter	$0.34	$0.34
Third Quarter	$0.49	$0.13
Fourth Quarter	$0.28	$0.15

On July 9, 2021, the closing price of our common stock as reported on The OTC Pink Markets was $1.23 per share. As of June 30, 2021, there were approximately 157 holders of record and 12,662,134 shares of our common stock outstanding, which excludes the 50,000 Commitment Shares to be issued to BP pursuant to the Purchase Agreement.

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the Purchase Agreement with BP and resale of existing issued shares. BP and existing shareholders may sell all or a portion of the shares being offered pursuant to this prospectus at prevailing market prices at the time of sale.

The shares of common stock to be sold will be sold at a fixed price of $2.00 per share until such time as our shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time the shares may be sold at prevailing market prices or in privately negotiated transactions.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2021:

The following information is illustrative only, and our cash and capitalization following the completion of the sale to BP of the shares registered for resale pursuant to this prospectus will change based on the per share price of the common stock sold to BP. You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes in our filings with the SEC.

Assumed public offering price per share		$2.00
Historical net tangible book value per share as of June 30, 2021	(0.0823)
Increase in proforma net tangible book value per share attributable to this offering	1.0669
Pro forma as adjusted net tangible book value per share after this offering		0.98
Dilution per share to new investors in this offering		$1.02

The preceding data is based on 12,662,134 shares outstanding as of June 30, 2021, and pro forma of 26,291,471shares outstanding. This number includes the following which, if not issued by the Company would be less dilutive to stockholders:

•	1,098,177 shares of common stock issuable upon exercise of warrants that were outstanding as of June 30, 2021, at a weighted-average exercise price of $1.52 per share.
•	10,000,000 shares of common stock reserved for issuance of convertible debentures.

Also, to the extent that we issue any common stock to vendors, lenders, litigants or potential litigants, the issuance of such securities could result in significant dilution to our stockholders.

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DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock after this offering. As of June 30, 2021, our historical net tangible book value was $(1,041,843), or $(0.082) per share of common stock, based on 12,662,134 shares of our common stock outstanding at June 30, 2021. Our historical net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities as of June 30, 2021, divided by the total number of shares of our common stock outstanding as of June 30, 2021.

After giving effect to the sale by us of 13,579,337 shares of our common stock in this offering at the assumed public offering price of $2.00 per share, after deducting estimated offering expenses payable by us and the issuance by us of 50,000 shares of common stock as a commitment fee, our pro forma as adjusted net tangible book value as of June 30, 2021, would have been $25.88 million, or $0.98 per share. This represents an immediate increase in pro forma net tangible book value of 0.98 per share to our existing stockholders and an immediate dilution of $1.01 per share to our new investors purchasing shares of common stock in this offering. The following table illustrates this dilution on a per share basis:

Offering price	$2.000
Offering shares at different percentage	13,579,337
Total Gross Proceeds	$27,158,674
Total Shares outstanding Prior to the Offering	12,662,134
Net Tangible Book value	$(1,041,843)
Net Tangible Book value per share as	$(0.082280)
Commitment Shares	50,000
Proforma outstanding Shares after offering	26,291,471
Offering Expense	$30,155
Commitment Shares expense at $2.00	$100,000
Proceed from the offering (net of expenses)	$27,028,519
Proforma Net Tangible book value after offering	$25,886,676
Increase in book value	$26,928,519
Proforma Net tangible book value per share after offering	$0.98460
Increase in book value per share	$1.06688
Initial public offering price	$2.0000
Proforma per share after offering	$0.9846
Dilution per share to new investors	$1.0154
Parent dilution	51%

The preceding data is based on 12,662,134 shares outstanding as of June 30, 2021, and pro forma of 26,291,471shares outstanding. This number includes the following which, if not issued by the Company would be less dilutive to stockholders:

•	1,098,177 shares of common stock issuable upon exercise of warrants that were outstanding as of June 30, 2021, at a weighted-average exercise price of $1.52 per share.
•	10,000,000 shares of common stock reserved for issuance of convertible debentures.

To the extent that stock options are exercised, or new stock options are issued under our equity incentive plans, there will be further dilution to investors purchasing common stock in this offering. In addition, we need to raise additional capital because of market conditions and strategic considerations. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Also, to the extent that we issue any common stock to vendors, lenders, litigants or potential litigants, the issuance of such securities could result in significant dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid dividends on our capital stock. We do not anticipate paying any dividends on our capital stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to declare dividends will be subject to the discretion of our board of directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects and any other factors deemed relevant by our board of directors.

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Investors should not purchase our common stock with the expectation of receiving cash dividends.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 945,000,000 shares of common stock, par value $0.00001 per share, and 5,000,000 shares of preferred stock, par value $0.00001 per share: consisting of 10,000 shares of Series A preferred, 800 shares of Series B preferred and 3,000,000 shares of Series C preferred with the balance reserved for potential future issuances. As of October 27, 2021, there were 12,662,134 shares of our common stock outstanding, which excludes the 50,000 Commitment Shares we are issuing to BP pursuant to the Purchase Agreement. Of the Authorized preferred stock, as of June 30, 2021, there are 10,000 shares of Series A issued and outstanding, 800 shares of Series B issued and outstanding and 310,000 shares of Series C issued and outstanding. In addition, as of October 27, 2021, warrants to purchase 1,027,543 shares of our common stock were outstanding at a weighted average exercise price of $1.52 per share.

The following description of our capital stock and provisions of our amended and restated certificate of incorporation, amended and restated by-laws and certificate of designation are summaries of material terms and provisions and are qualified by reference to our amended and restated certificate of incorporation, amended and restated by-laws and certificates of designation, copies of which have been previously filed with the SEC.

Common Stock

Each holder of our common stock will be entitled to one vote for each share on all matters to be voted upon by the common stockholders, and there will be no cumulative voting rights. To be elected in an uncontested election for Board members, a director nominee must receive more votes “for” than “against” by shares present in person or by proxy and entitled to vote. In a contested election for Board members, the Board members are elected by a plurality of shares present in person or by proxy and entitled to vote.

Subject to any preferential rights of any outstanding preferred stock, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by its board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of the Company, holders of its common stock would be entitled to ratable distribution of its assets remaining after the payment in full of liabilities and any preferential rights of any then outstanding preferred stock.

Holders of our common stock will have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. After the distribution, all outstanding shares of the Company’s common stock will be fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.

Preferred Stock

The Company’s board of directors is authorized, subject to limitations prescribed by the Nevada Revised Statutes (the “NRS”), and by the Company’s Articles, to issue up to 5 million shares of preferred stock in one or more series without further action by the holders of its common stock. The Company’s board of directors will have the discretion, subject to limitations prescribed by the NRS and by the Articles, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Series A Convertible Preferred Stock

The Series A, par value $0.00001 has 10,000 shares authorized, issued and outstanding. The holders of the Series A are not entitled to dividends. Each share of Series A shall vote on any and all matters related to the Company and each share entitles holder to vote such number of votes equal to 0.0051% of the total number of votes entitled to be cast. For clarification purposes, the holders of all 10,000 shares of Series A have the right to cast an aggregate of 51% of the total number of votes entitled to be cast. The Series A are subject to an automatic conversion and/or redemption in the event the Company completes a qualified financing defined as a financing in which the Company receives gross proceeds of at least $10 million. If converted, each share of Series A converts into 50 shares of common stock. If redeemed the Company shall pay $100 per share of Series A.

Series B Convertible Preferred Stock

The Series B, par value $0.00001, has 800 shares authorized, issued and outstanding. The holders of the Series B are entitled to a liquidation preference in that they participate with the common stock on an as converted basis. The holders of Series B are entitled to vote such number of shares as their Series B would be convertible into common stock plus 10% on an as if converted basis at the time of the vote. The Series B may convert into common stock. Each share of Series B will convert into such number of shares by multiplying 0.001 by the aggregate number of the Company’s common stock issued and outstanding at the time of conversion. The Series B is subject to automatically convert into common stock in the event of a qualified financing as defined above.

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Series C Convertible Preferred Stock

The Series C, par value $0.00001, has 3,000,000 shares authorized. There are 310,000 shares issued and outstanding. The holders of the Series C are entitled to a liquidation preference in that they participate with the common stock on an as converted basis. The holders of Series C are entitled to vote such number of shares as their Series C would be convertible into common stock on an as if converted basis at the time of the vote. The Series C may convert into common stock based upon the product obtained by dividing the number of shares of Series C by the closing share price of the common stock on the date of conversion. The Series C is subject to automatically convert into common stock in the event of a qualified financing as defined above based upon the conversion formula in the previous sentence.

Anti-Takeover Effects of Various Provisions of Nevada Law

Provisions of the Nevada Revised Statutes could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred

Our articles of incorporation permit our Board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders. The issuance of our preferred stock could delay or prevent a change of control of our Company.

Amendments to our Articles of Incorporation and Bylaws

Under the Nevada Revised Statutes, our articles of incorporation may not be amended by stockholder action alone.

Nevada Anti-Takeover Statute

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Co.

Listing

Our common stock is listed on The Over-the-Counter Market (“OTC Pink Markets”) under the symbol “BLMS.”

PURCHASE AGREEMENT

General

On July 9, 2021, we entered into the Purchase Agreement and the Registration Rights Agreement with BP. Pursuant to the terms of the Purchase Agreement, BP has agreed to purchase from us up to $6,500,000 of our common stock (subject to certain limitations) from time to time during the term of the Purchase Agreement. Pursuant to the terms of the Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act the shares that have been or may be issued to BP under the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, at the time we signed the Purchase Agreement and the Registration Rights Agreement, we issued 50,000 Commitment Shares and 50,000 Commitment Warrants to BP as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement.

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We do not have the right to commence any sales to BP under the Purchase Agreement until certain conditions set forth in the Purchase Agreement, all of which are outside of BP’s control, have been satisfied, including the registration statement that includes this prospectus being declared effective by the SEC. Thereafter, we may, from time to time and at our sole discretion, direct BP to purchase shares of our common stock in amounts up to 100,000 shares on any single business day, which amounts may be increased to up to 2,000,000 shares of our common stock depending on the market price of our common stock at the time of sale but in no event greater than $500,000 per such purchase. The purchase price per share is based on the market price of our common stock immediately preceding the time of sale (the 3-consecutive trading before and 1 day immediately after the notice of sale from Company to BP) as computed under the Purchase Agreement. BP may not assign or transfer its rights and obligations under the Purchase Agreement.

Under applicable rules of The NASDAQ Capital Market, in no event may we issue or sell to BP under the Purchase Agreement share of our common stock in excess of the Exchange Cap (which is 2,531,160 shares, or 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement), unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of our common stock to BP under the Purchase Agreement equals or exceeds $1.23 which represents the closing consolidated bid price of our common stock on July 9, 2021, plus an incremental amount to account for our issuance of the Commitment Shares to BP), such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable NASDAQ rules. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of The NASDAQ Capital Market.

The Purchase Agreement also prohibits us from directing BP to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by BP and its affiliates, would result in BP and its affiliates exceeding the Beneficial Ownership Cap.

Pursuant to the Purchase Agreement we have agreed to an expense reimbursement of all reasonable costs associated with the sale of common stock to BP in an amount expected to be ½% of the purchase amount.

Purchase of Shares Under the Purchase Agreement

Under the Purchase Agreement, on any business day selected by us, we shall have the right to direct BP, by our delivery to BP of a purchase notice, to purchase the number of shares specified in such notice, up to 100,000 shares of our common stock, on any such business day, which we refer to as a Regular Purchase. The Company and BP may mutually agree to increase the number of shares per Regular Purchase to as much as an additional 2,000,000 shares per business day. These share amounts shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. In no event shall the purchase amount of a Regular Purchase exceed $500,000 per business day, unless the Company and BP mutually agree. We may deliver additional purchase notices to BP from time to time so long as the most recent purchase has been completed. The purchase price per share for each such Regular Purchase will be equal to 91% of the lowest bid price for our common stock during the pricing period of 3 days prior to and 1 day after the purchase notice.

The Company and BP shall not cause any sales under the Purchase Agreement on any purchase date where the closing sale price of our stock is less than is less than the Floor Price initially set at $1.35.

The shares of common stock to be sold will be sold at a fixed price of $2.00 per share until such time as our shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time the shares may be sold at prevailing market prices or in privately negotiated transactions.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to BP.

Events of Default

An “Event of Default” under the Purchase Agreement shall be deemed to have occurred at any time as any of the following events occur:

•	the effectiveness of the registration statement, of which this prospectus forms a part, lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by BP of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;
•	the suspension from trading or failure of our common stock to be listed on our principal market for a period of three (3) consecutive business days
•	the delisting of our common stock from our principal market, and our common stock is not immediately thereafter trading on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market (or nationally recognized successor thereto);
•	the failure for any reason by our transfer agent to issue shares of our common stock to BP within three (3) business days after the applicable Purchase date or VWAP Purchase date (as applicable) which BP is entitled to receive such shares;
•	any breach of any representation or warranty (as of the dates made), covenant or other term or condition under the Purchase Agreement, the Registration Rights Agreement or the Warrant if such breach could reasonably be expected to have a material adverse effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues uncured for a period of at least five (5) Business Days;
•	if any proceeding is commenced against us pursuant to or within the meaning of any bankruptcy law;
•	if we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of all or substantially all of our property, (iv) make a general assignment for the benefit of our creditors or (v) become insolvent;
•	a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of our property, or (iii) orders the liquidation of the Company;
•	if at any time we are not eligible to transfer our common stock electronically as DWAC Shares; or
•	if at any time the Exchange Cap is reached, to the extent applicable.

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BP has the right to terminate the Purchase Agreement any time an Events of Default exists without any liability or payment to the Company. So long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, all of which are outside of BP’s control, we may not direct and BP shall not be obligated to purchase any shares of our common stock under the Purchase Agreement.

Termination

The Purchase Agreement shall automatically terminate on the date that we sell, and BP purchases the full aggregate amount of $6,500,000 of our common stock as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party.

If for any reason or for no reason, the full aggregate amount of $6,500,000 of our common stock has not been purchased as provided herein, the Purchase Agreement shall automatically terminate on the Maturity Date, as defined in the Purchase Agreement, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to BP to terminate the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

No Short-Selling or Hedging by BP

BP has agreed that neither it nor any of its agents, representatives and affiliates shall in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act) of our common stock or (ii) hedging transaction, which establishes a net short position with respect to our common stock during any time prior to the termination of the Purchase Agreement.

Prohibitions on Variable Rate Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

All 2,531,160 shares registered in this offering for the BP transaction which have been or may be issued or sold by us to BP under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 36-months commencing on the date that the registration statement including this prospectus becomes effective. The sale by BP of a significant number of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to BP, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to BP all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to BP, after BP has acquired the shares, BP may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to BP by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to BP under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with BP may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to BP and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

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Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct BP to purchase up to $6,500,000 of our common stock. Depending on the price per share at which we sell our common stock to BP pursuant to the Purchase Agreement, we may need to sell to BP under the Purchase Agreement more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $6,500,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares of our common stock, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by BP under this prospectus is dependent upon the number of shares we direct BP to purchase under the Purchase Agreement.

The Purchase Agreement prohibits us from issuing or selling to BP under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap or the average price of all applicable sales of our common stock to BP under the Purchase Agreement equal or exceed $1.25 such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable NASDAQ rules, and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by BP and its affiliates, would exceed the Beneficial Ownership Cap.

The following table sets forth the amount of gross proceeds we would receive from BP from our sale of shares to BP under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to BP (2)	Proceeds from the Sale of Shares to BP Under the $100M Purchase Agreement
$0.50		2,531,160	17.23%	$1,265,580
$0.75		2,531,160	17.23%	$1,898,370
$1.00		2,531,160	17.23%	$2,531,160
1.25	(3)	2,531,160	17.23%	$3,163,950
$1.50		2,531,160	17.23%	$3,796,740
$1.75		2,531,160	17.23%	$4,429,530
$2.00	(4)	2,531,160	17.23%	$5,062,320
$2.25		2,531,160	17.23%	$5,695,110
$2.50		2,531,160	17.23%	$6,327,900
$2.56		2,531,160	17.23%	$6,479,770

_________________

(1)

Although the Purchase Agreement provides that we may sell up to $6,500,000 of our common stock to BP, we are only registering 2,531,160 shares of our common stock that may be sold to BP as purchase shares under the Purchase Agreement (together with the 50,000 Commitment Shares and 50,000 shares underlying the Commitment Warrants we are registering hereunder), which may or may not cover all the shares we ultimately sell to BP under the Purchase Agreement, depending on the purchase price per share. As a result, we have included in this column only those shares that we are registering in this offering. If we seek to issue shares of our common stock, including shares from other transactions that may be aggregated with the transactions contemplated by the Purchase Agreement under the applicable rules of The NASDAQ Capital Market, in excess of 2,531,160 shares, or 19.99% of the total common stock outstanding immediately prior to the execution of the Purchase Agreement, we may be required to seek stockholder approval in order to be in compliance with the rules of The NASDAQ Capital Market.

(2)

The denominator is based on 12,762,134 shares outstanding as of July 9, 2021, not adjusted to include the issuance of (i) 50,000 Commitment Shares issued to BP upon the execution of the Purchase Agreement, and (ii) the number of shares set forth in the adjacent column which we would have sold to BP, assuming the purchase price in the adjacent column. The numerator is based on the number of shares issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column.

(3) (4)

The closing sale price of our shares on July 9, 2021

The shares of common stock to be sold will be sold at a fixed price of $2.00 per share until such time as our shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time the shares may be sold at prevailing market prices or in privately negotiated transactions.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the Selling Stockholders. The common stock may be sold or distributed from time to time by the Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	“at the market” into an existing market for the common stock once the Company is listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions once the Company is listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB; or
•	any combination of the foregoing.

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In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

BP Selling Stockholder:

BP, due to the purchase agreement between the Company and BP, as is described in this Prospectus, may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

BP has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. BP has informed us that each such broker-dealer will receive commissions from BP that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor BP can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between BP or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to BP. We have agreed to indemnify BP and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. BP has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by BP specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

BP has represented to us that at no time prior to the Purchase Agreement has BP or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. BP agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised BP that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by BP and the other Selling Stockholders. Our common stock is quoted on The OTC Pink Markets under the symbol “BLMS”.

The shares of common stock to be sold will be sold at a fixed price of $2.00 per share until such time as our shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time the shares may be sold at prevailing market prices or in privately negotiated transactions.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Kenneth W. Bart of counsel for Mitchell Silberberg & Knupp LLP, New York, New York.

EXPERTS

The consolidated financial statements of Bloomios, Inc., as of and for the years ended December 31, 2020 and January 31, 2019, have been audited by BF Borgers CPA PC, independent registered public accounting firm, to the extent and for the periods as set forth in their report thereon, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

38

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the shares of our common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document, are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F Street, NE, Washington D.C. 20549. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 100 F Street, NE, Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling (800) SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.

We are required to file annual, quarterly and current reports and other information with the SEC under the Exchange Act. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference room and the web site of the SEC referred to above.

MARKET AND INDUSTRY DATA AND FORECASTS

Market data and certain industry data and forecasts included in this prospectus were obtained from internal company surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied upon industry publications as our primary sources for third-party industry data and forecasts. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based upon our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on recently available data. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus. While we believe our internal business research is reliable and market definitions are appropriate, neither such research nor definitions have been verified by any independent source. This prospectus may only be used for the purpose for which it has been published.

39

Index to Financial Statements

For the year ended December 31, 2020

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of XLR Medical Corp (now known as Bloomios, Inc.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of XLR Medical Corp, now known as Bloomios, Inc. as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2019

Lakewood, CO

April 15, 2021

F-2

Bloomios, Inc.
Consolidated Balance Sheet

	December 31, 2020	December 31, 2019
Assets
Current Assets:
Cash	$72,205	$1,045
Accounts receivable – net	36,274	-
Inventory	195,681	-
WIP	96,551	-
Investment in life on earth Series B	50,000	-
Total Current Assets	450,711	1,045

Property and Equipment – Net	2,070,416	-
Loan receivable	50,000
Right of use asset	258,019	-
Goodwill	300,000	-
Other assets	64,511	-
Total Assets	$3,193,657	$1,045

Liabilities and Stockholders’ (Deficit)
Current Liabilities:
Accounts payable – trade	$1,747,852	$433,116
Accrued expenses	73,501	-
Accrued expenses related party	14,235	-
Unearned revenue	149,966
Customer JV account liabilities	600,000	-
Lease liability current	114,675	-
Notes payable	150,000	-
Notes payable PPP	310,000	-
Notes payable – related party	120,800	-
Notes payable – convertibles	202,300	-
Total Current Liabilities	3,483,329	433,116
Long-Term Debt:
Lease liability	143,344	-
Notes payable	831,000	40,800
Total Liabilities	4,457,673	473,916

Stockholders’ (Deficit)
Common stock ($0.00001 par value; 950,000,000 shares authorized; 12,508,011 shares issued and outstanding at December 31, 2020 and 2019 respectively	125	125
Additional paid-in capital	3,059,920	2,680,399
Accumulated deficit	(4,324,061)	(3,153,395)
Total Stockholders’ (Deficit)	(1,264,016)	(472,871)
Total Liabilities and Stockholders’ Deficit	$3,193,657	$1,045

The accompanying notes are an integral part of these financial statements.

F-3

Bloomios, Inc.
Consolidated Statement of Operations
for the years ended
December 31,

	2020	2019

Sales	$1,316,304	$-
Cost of Goods Sold	914,759	-
Gross Profit	401,545	-

General and Administrative expense	110,520	56,177
Salaries	258,913	-
Rent	146,013	10,000
Utilities	29,956	-
Professional fees	18,728	16,284
Consulting	667,976	383,973
Depreciation	232,271
Total Expenses	1,464,377	466,434
Net Profit From Operations	(1,062,832)	(466,434)

Other Income / (Expenses)
Gain on Debt settlement	-	-
Financing Fees	(36,860)	(23,800)
Interest Expense	(70,974)	-
Net Profit / (Loss) Before Income Taxes	(1,170,666)	(490,234)
Income Tax Expense	-	-
Net Profit / (Loss)	$(1,170,666)	$(490,234)

NET LOSS PER COMMON SHARE – BASIC & DILUTED	$(0.09)	$(0.04)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC & DILUTED	12,508,011	12,508,011

The accompanying notes are an integral part of these financial statements.

F-4

Bloomios, Inc.
Consolidated Statement of Stockholders Equity
December 31, 2020

	Common Stock .00001 Par		Additional Paid	Accumulated	Stockholders’
Description	Shares	Amount	in Capital	Deficit	Deficit Totals

December 31, 2018	12,508,011	$125	$2,663,035	$(2,663,160)	$-

Capital Contributions	-	-	16,864	-	16,864
CBD Capital contribution			500		500

Net Loss				(490,235)	(490,235)
December 31, 2019	12,508,011	125	2,680,399	(3,153,395)	(472,871)

Capital Contributions	-	-	11,225	-	11,225
CBD Equity			368,296		368,296
					-
Net Loss				(1,170,666)	(1,170,666)
December 31, 2020	12,508,011	$125	$3,059,920	$(4,324,061)	$(1,264,016)

The accompanying notes are an integral part of these financial statements.

F-5

Bloomios, Inc.
Consolidated Statement of Cashflows
for the year ended
December 31,

	2020	2019
Cash provided (used) from operating activities
Net Income (Loss)	$(1,170,666)	$(490,234)
Depreciation	232,271	-
Change in Accounts Receivable	(36,274)	-
Change in inventory	(292,232)	-
Change in other assets	(64,511)	-
Change in JV liabilities	600,000	-
Change in Accounts Payable and Accrued Expenses	1,388,237	433,115
Change in Accrued Expenses – related party	14,235	-
Change in Unearned Revenue	149,966	-
Net cash provided (used) from operating activities	821,026	(57,119)

Cash used in investing activities
Purchase of Equipment	(2,302,687)	-
Investment in series B	(50,000)	-
Shareholder loan	(50,000)	-
Investment in XLR	(300,000)	-
Net cash used in investing activities	(2,702,687)	-

Cash provided by financing activities
Proceeds from Notes Payable	1,452,500	40,800
Contributed Capital	379,521	17,364
Proceeds from Notes Payable related parties	120,800	-
Net cash provided by financing activities	1,952,821	58,164
Net Increase (Decrease) In Cash	71,160	1,045

Cash At Beginning of Period	1,045	-

Cash At End of Period	$72,205	$1,045

Supplemental Cashflow Information
Interest Paid	$-	$-
Taxes Paid	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

Bloomios, Inc.
Notes to the Consolidated financial statements
December 31, 2020

NOTE 1 – BUSINESS ACTIVITY

XLR Medical Corp. (the “Company”) was organized under the laws of the State of Nevada on February 2, 2001 under the name Relay Mines Limited—subsequently the name of the Company was changed to XLR Medical Corp. After the October 31, 2007 10Q filing, the management of the Company abandoned the Company and it became a dormant company until 2018 when a new shareholder acquired stock to become the majority shareholder and owner of the Company. The Company’s fiscal year end is December 31st.

NOTE 2 – GOING CONCERN

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had a total stockholder’s deficit of $1,264,016 and a net loss of $1,170,666 for the year ended December 31, 2020. The company also had an accumulated deficit of $4,324,061 as of December 31, 2020. Therefore, there is substantial doubt about the ability of the Company to continue as a going concern. There can be no assurance that the Company will achieve its goals and reach profitable operations and is still dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) to generate positive cash flow from operations.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might arise because of this uncertainty.

To address these aforementioned, management has undertaken the following initiatives: 1) enter into discussions to secure additional equity funding from current or new shareholders; 2) undertake a program to continue to monitor the Company’s ongoing working capital requirements and minimum expenditure commitments; 3) continue their focus on maintaining an appropriate level of corporate overhead in line with the Company’s available cash resources.

NOTE 3 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared consolidated basis with CBDBP as a wholly owned subsidiary. The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates may be materially different from actual financial results. Significant estimates include the recoverability of long-lived assets, the collection of accounts receivable and valuation of inventory and reserves.

Cash and Cash Equivalents

We maintain the majority of our cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per commercial bank, at times we may exceed the FDIC limits. For purposes of the statement of cash flows we consider all cash and highly liquid investments with initial maturities of one year or less to be cash equivalents.

Accounts Receivable

We grant credit to our customers and do not require collateral. Our ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by us. Reserves for un-collectable amounts are provided, based on past experience and a specific analysis of the accounts. Although we expect to collect amounts due, actual collections may differ from the estimated amounts. As of December 31, 2020, and December 31, 2019, we had a reserve for potentially un-collectable accounts of $0 and $0 respectively. Historically, our bad debt write-offs related to these trade accounts have been insignificant.

Inventory

Inventories are valued at the lower of weighted average cost or market value. Our industry experiences changes in technology, changes in market value and availability of raw materials, as well as changing customer demand. We make provisions for estimated excess and obsolete inventories based on regular audits and cycle counts of our on-hand inventory levels and forecasted customer demands and at times additional provisions are made. Any inventory write offs are charged to the reserve account. As of December 31, 2020, and 2019, we had a reserve for potentially obsolete inventory of $0.

F-7

Property and Equipment

Property and equipment are recorded at cost. Assets held under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets. The cost of ordinary maintenance and repairs is charged to operations. Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets:

Furniture and fixtures	3 to 7 years
Equipment	7 to 10 years
Leasehold Improvements	7 years

Long –Lived Assets

Our management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment if any, is measured based on fair value and is charged to operations in the period in which long-lived assets impairment is determined by management. There can be no assurance however, that market conditions will not change or demand for our services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue under ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASC 606”).

Performance Obligations Satisfied Over Time

FASB ASC 606-10-25-27 through 25-29, 25-36 through 25-37, 55-5 through 55-10

An entity transfers control of a good or service over time and satisfies a performance obligation and recognizes revenue over time if one of the following criteria is met:

a. The customer receives and consumes the benefits provided by the entity’s performance as the entity performs (as described in FASB ASC 606-10-55-5 through 55-6).

b. The entity’s performance creates or enhances an asset (for example, work in process) that the customer controls as the asset is created or enhanced (as described in FASB ASC 606-10-55-7).

c. The entity’s performance does not create an asset with an alternative use to the entity (see FASB ASC 606-10-25-28), and the entity has an enforceable right to payment for performance completed to date (as described in FASB ASC 606-10-25-29).

Performance Obligations Satisfied at a Point in Time

FASB ASC 606-10-25-30

If a performance obligation is not satisfied over time, the performance obligation is satisfied at a point in time. To determine the point in time at which a customer obtains control of a promised asset and the entity satisfies a performance obligation, the entity should consider the guidance on control in FASB ASC 606-10-25-23 through 25-26. In addition, it should consider indicators of the transfer of control, which include, but are not limited to, the following:

a.The entity has a present right to payment for the asset

b. The customer has legal title to the asset

c. The entity has transferred physical possession of the asset

d. The customer has the significant risks and rewards of ownership of the asset

e. The customer has accepted the asset

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. In addition a) the company also does not have an alternative use for the asset if the customer were to cancel the contract, and b.) has a fully enforceable right to receive payment for work performed (i.e., customers are required to pay as various milestones and/or timeframes are met)

Also from time to time we require deposits from our customers. As of December 31, 2020, and 2019 we had $149,966 and $0 of deferred revenue.

F-8

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures” for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

●	Level 1: Quoted prices in active markets for identical assets or liabilities.
●

Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

●	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company’s financial instruments consist of cash, prepaid expenses, inventory, accounts payable, convertible notes payable, and advances from related parties. The estimated fair value of cash, prepaid expenses, investments, accounts payable, convertible notes payable and advances from related parties approximate their carrying amounts due to the short-term nature of these instruments.

The carrying amounts of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

Other Comprehensive Income

We have no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Net Profit (Loss) per Common Share

Basic profit / (loss) per share is computed on the basis of the weighted average number of common shares outstanding. At December 31, 2020, we had outstanding common shares of 12,508,011 used in the calculation of basic earnings per share. Basic Weighted average common shares and equivalents for the years ended December 31, 2020 and 2019 were 12,508,011. As of December 31, 2020, we had convertible notes to potentially convert into approximately 1,011,500 of additional common shares and 390,000 common stock warrants convertible into an additional 390,000 common shares. Fully diluted weighted average common shares and equivalents were withheld from the calculation as they were considered anti-dilutive.

Research and Development

We had no amounts of research and development R&D expense during the three and nine months ended December 31, 2020 and 2019.

Share-Based Compensation

The Company has adopted the use of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS No. 123R) (now contained in FASB Codification Topic 718, Compensation-Stock Compensation), which supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance and eliminates the alternative to use Opinion 25’s intrinsic value method of accounting that was provided in Statement 123 as originally issued. This Statement requires an entity to measure the cost of employee services received in exchange for an award of an equity instruments, which includes grants of stock options and stock warrants, based on the fair value of the award, measured at the grant date (with limited exceptions). Under this standard, the fair value of each award is estimated on the grant date, using an option-pricing model that meets certain requirements. We use the Black-Scholes option-pricing model to estimate the fair value of our equity awards, including stock options and warrants. The Black-Scholes model meets the requirements of SFAS No. 123R; however, the fair values generated may not reflect their actual fair values, as it does not consider certain factors, such as vesting requirements, employee attrition and transferability limitations. The Black-Scholes model valuation is affected by our stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. We estimate the expected volatility and estimated life of our stock options at grant date based on historical volatility. For the “risk-free interest rate,” we use the Constant Maturity Treasury rate on 90-day government securities. The term is equal to the time until the option expires. The dividend yield is not applicable, as the Company has not paid any dividends, nor do we anticipate paying them in the foreseeable future. The fair value of our restricted stock is based on the market value of our free trading common stock, on the grant date calculated using a 20-trading-day average. At the time of grant, the share-based compensation expense is recognized in our financial statements based on awards that are ultimately expected to vest using historical employee attrition rates and the expense is reduced accordingly. It is also adjusted to account for the restricted and thinly traded nature of the shares. The expense is reviewed and adjusted in subsequent periods if actual attrition differs from those estimates.

F-9

We re-evaluate the assumptions used to value our share-based awards on a quarterly basis and, if changes warrant different assumptions, the share-based compensation expense could vary significantly from the amount expensed in the past. We may be required to adjust any remaining share-based compensation expense, based on any additions, cancellations or adjustments to the share-based awards. The expense is recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. For the years ended December 31, 2020 and 2019, the company had no share-based expense.

Income Taxes

Federal Income taxes are not currently due since we have had losses since inception.

On December 22, 2018 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The Company will compute its income tax expense for the months ended September 30, 2020 using a Federal Tax Rate of 21%.

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard required by ASC 740-10-25-5.

Deferred income tax amounts reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

As of December 31, 2020, we had a net operating loss carry-forward of approximately $(4,324,061) and a deferred tax asset of $908,053 using the statutory rate of 21%. The deferred tax asset may be recognized in future periods, not to exceed 20 years. However, due to the uncertainty of future events we have booked valuation allowance of $(908,053). FASB ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. At December 31, 2020, the Company had not taken any tax positions that would require disclosure under FASB ASC 740.

	December 31, 2020	December 31, 2019
Deferred Tax Asset	$908,053	$662,213
Valuation Allowance	(908,053)	(662,213)
Deferred Tax Asset (Net)	$-	$-

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported income, total assets, total liabilities or stockholders’ equity as previously reported.

Recently Issued Accounting Standards

The Company is reviewing the effects of following recent updates. The Company has no expectation that any of these items will have a material effect upon the financial statements.

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments—Credit Losses [codified as Accounting Standards Codification Topic (ASC) 326]. ASC 326 adds to US generally accepted accounting principles (US GAAP) the current expected credit loss (CECL) model, a measurement model based on expected losses rather than incurred losses. Under this new guidance, an entity recognizes its estimate of expected credit losses as an allowance, which the FASB believes will result in more timely recognition of such losses. This will become effective in January 2023 and the impact on the company is under evaluation.

Update 2020-06—Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This was issued in August of 2020 and will become effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. We are in the process of evaluating the impact to the company.

F-10

NOTE 4 -WRITE-OFF OF PAYABLES, RELATED PARTY TRANSACTIONS AND ACCRUED INTEREST OCCURRING PRIOR TO THE COMPANY ABANDONMENT

The last debts incurred by the Company was in 2007, 13 years ago. No new loans have been identified since the last filing and since the new owner has acquired the Company.

The new management of the Company takes the position that the statute of limitations with respect to the Related Party Loans has expired and the lenders are barred from pursuing a claim against us for repayment of the amount loaned. Nevada law relating to the statute of limitations is found in Chapter 11 of the Nevada Revised Statutes (“NRS”), titled “Limitations of Actions” (https://www.leg.state.nv.us/NRS/NRS-011.html#NRS011Sec190). NRS 11.010 titled “Commencement of civil actions” provides that “Civil actions can only be commenced within the periods prescribed in this chapter, after the cause of action shall have accrued, except where a different limitation is prescribed by statute.”

Given the foregoing, all existing liabilities would be time barred by the statute of limitations:

	Last 10-Q	Last 10-K
	10/31/07	1/31/07
Accounts payable	94,888	85,225
Accrued liabilities	25,347	18,935
Due to related parties	293,931	248,636
Loans payable	409,000	397,000
Total Liabilities	823,166	749,796

Therefore, the Company made the decision to write-off the Related Party Loans, Accrued Interest and Other Payables totaling $823,160 as of January 31, 2017. The debts were written off against Additional Paid in Capital—per ASC Section 470-50-40. ASC Section 470-50-40 (Debt Modification and Extinguishments), considers Related Party Transactions to be capital transactions and the extinguishment of the debt is in effect a capital transaction and it is not a gain or loss recognition event and should be excluded from the determination of net income.

NOTE 5 – EQUITY

The Company is authorized to issue 945,000,000 Common Shares at $.00001 par value per share.

On November 30, 2018, the Company’s board of directors and custodian appointed, Bryan Glass as the Company’s President, Secretary and Treasurer and authorized the issuance of 12,000,000 shares of stock to Mr. Glass for an aggregate price of $120.

Total issued and outstanding shares as of December 31, 2020 is 12,508,011.

NOTE 6 – MATERIAL EVENTS

In October 2007, prior management of the Company discontinued filing reports required under the Exchange Act, at which time current management considers the prior business of the Company to have been abandoned. In February 2009, the Company filed a Form 15 with the SEC terminating the registration of its class of common stock under Section 12(g) of the Exchange Act and its duty to file periodic and other reports with the SEC.

Current management assumed control of the Company in November 2018. This Registration Statement is being filed to register the Company’s class of common stock under Section 12 of the Exchange Act on a voluntary basis.

On November 29, 2018, the Eight Judicial District Court of Nevada entered an order appointing Bryan Glass as custodian of the Company, authorizing and directing him to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening an annual meeting of stockholders (the “Order”).

On November 30, 2018, Bryan Glass, as custodian, appointed himself to serve as an interim director of the Company until the next meeting of stockholders, as permitted by the Order. Also, on November 30, 2018, the board of directors and the custodian appointed Bryan Glass as our President, Secretary and Treasurer and authorized the issuance of 12,000,000 shares of stock to Mr. Glass for an aggregate price of $120.

On December 6, 2018, the Company filed a Certificate of Reinstatement with the state of Nevada to reestablish the Company’s existence.

On January 16, 2019, the Company held a stockholder’s meeting at which Mr. Glass was elected as the sole director of the Company.

On November 30, 2020, Mr. Bryan Glass, our President and a sole director of the Company, resigned from both positions as part of his departure from the Company. Mr. Glass served as the President, Secretary and Treasurer and a member of our Board since November 30, 2018. This resignation is not the result of any disagreement with the Company on any matter related to the Company’s operations, policies, or practices.

On November 30, 2020, the board of directors appointed Mr. Michael Hill, as the sole director of the Company, and as interim Chief Executive Officer and Chief Financial Officer of the Company. The board of directors has agreed to compensate Mr. Hill at a rate of $25,000 per month during his interim service to the Company.

F-11

NOTE 7 – NOTES PAYABLE

On February 19, 2019 the company entered into a promissory note with a related party in the amount of $17,000, with an interest due at the rates of 8% per annum and a due date of February 19, 2020.

On March 31, 2019 the company entered into a promissory note with a related party in the amount of $9,300, with an interest due at the rates of 8% per annum and a due date of March 31, 2020.

On March 31, 2019 the company entered into a promissory note with a related party in the amount of $14,500, with an interest due at the rates of 8% per annum and a due date of March 30, 2020.

On February 29, 2020 the company entered into a promissory note in the amount of $531,000, with an interest due at the rates of 9.9% per annum and a due date of January 1, 2021.

On February 29, 2020 the company entered into a promissory note with a related party in the amount of $60,000, with an interest due at the rates of 8% per annum and a due date of February 29, 2021.

On May 5, 2020 the company entered into a promissory note under the payroll protection program in the amount of $310,000, with an interest due at the rates of 1% per annum and a due date of August 15, 2022.

On July 8, 2020 the company entered into an SBA promissory note in the amount of $150,000, with an interest due at the rates of 3.75% per annum and a due date of August 15, 2022.

On June 4, 2020 the company entered into a promissory note with a in the amount of $20,000, with an interest due at the rates of 8% per annum and a due date of September 5, 2020. This note was offset against an account receivable in the fourth quarter of 2020 and the balance due as of December 31, 2020 was $0.

On June 5, 2020 the company entered into a promissory note with a in the amount of $10,000, with an interest due at the rates of 8% per annum and a due date of March 31, 2020. This note was offset against an account receivable in the fourth quarter of 2020 and the balance due as of December 31, 2020 was $0.

On June 8, 2020 the company entered into a promissory note with a related party in the amount of $10,000, with an interest due at the rates of 8% per annum and a due date of September 8, 2020.

On June 11, 2020 the company entered into a promissory note with a related party in the amount of $10,000, with an interest due at the rates of 8% per annum and a due date of September 11, 2020.

On July 27, 2020 the company entered into a promissory note in the amount of $300,000, with an interest due at the rates of 9% per annum and a due date of August 15, 2022.

On November 30, 2020 the company entered into a secured convertible promissory note for $202,300, with an interest rate of 6% per annum. The note is convertible at $.20 per share.

To date, the prior majority shareholder, Bryan Glass contributed $26,864 for expenses and fees to reinstate the Company. This money was booked as a capital contribution.

NOTE 8 - SUBSEQUENT EVENTS

On February 11, 2021, the Company entered into a non-binding Letter of (the “LOI”) with CBD Brand Partners, LLC., a Wyoming limited liability company (“CBDBP”). Under the terms of the LOI, the Company agreed to acquire CBDBP as its wholly owned subsidiary by merging CBDBP with and into a subsidiary, such that the Company would acquire all of the outstanding equity of CBDBP and the holders of the shares of CBDBP immediately prior to the Merger would receive 10,000 shares of Series A Preferred Stock, 800 shares of Series B Preferred Stock and 1,200,000 shares of Series C Preferred Stock.

F-12

INDEX TO FINANCIAL STATEMENTS

For the six months ended June 30, 2021

F-13

Bloomios, Inc.
Consolidated Balance Sheet

	June 30, 2021	December 31, 2020
Assets
Current Assets:
Cash	$604,682	$72,205
Accounts receivable - net	95,870	36,274
Inventory	308,783	195,681
WIP	49,606	96,551
Investment in LOE Series B	-	50,000
Total Current Assets	1,058,941	450,711

Property and Equipment - Net	2,179,836	2,070,416
Loan receivable	50,000	50,000
Right of use asset	241,093	258,019
Goodwill	300,000	300,000
Other assets	67,621	64,511
Total Assets	$3,897,491	$3,193,657

Liabilities and Stockholders' (Deficit)
Current Liabilities:
Accounts payable - trade	$1,994,188	$1,747,852
Accrued expenses	99,946	73,501
Accrued expenses related party	18,278	14,235
Unearned revenue	135,551	149,966
Customer JV account liabilities	300,000	600,000
Lease liability current	114,675	114,675
Notes payable	831,000	150,000
Notes payable PPP	-	310,000
Notes payable - related party	91,500	120,800
Notes payable - convertibles	777,778	202,300
Total Current Liabilities	4,362,916	3,483,329
Long-Term Debt:
Lease liability	126,418	143,344
Notes payable	150,000	831,000
Total Liabilities	4,639,334	4,457,673

Stockholders' (Deficit)
Preferred series A stock ($0.00001 par value; 10,000 shares authorized; 10,000 and 0 shares issued and outstanding at June 30, 2021 and December 31, 2020 respectively	0.1000	-
Preferred series B stock ($0.00001 par value; 800 shares authorized; 800 and 0 shares issued and outstanding at June 30, 2021 and December 31, 2020 respectively	0.0080	-
Preferred series C stock ($0.00001 par value; 3,000,000 shares authorized; 310,000 and 0 shares issued and outstanding at June 30, 2021 and December 31, 2020 respectively	3.1000	-
Common stock ($0.00001 par value; 945,000,000 shares authorized; 12,624,678 and 12,508,011 shares issued and outstanding at June 30, 2021 and December 31, 2020 respectively	137	125
Additional paid-in capital	4,718,255	3,059,920
Accumulated deficit	(5,460,238)	(4,324,061)
Total Stockholders' (Deficit)	(741,843)	(1,264,016)
Total Liabilities and Stockholders' Deficit	$3,897,491	$3,193,657

The accompanying notes are an integral part of these financial statements.

F-14

Bloomios, Inc.
Consolidated Statement of Operations
for the three and six months ended June 30,

	three months ended June 30,		six months ended June 30,
	2021	2020	2021	2020

Sales	$2,456,013	$73,615	$4,618,045	$73,615
Cost of Goods Sold	1,267,366	61,337	2,393,610	61,337
Gross Profit	1,188,647	12,278	2,224,435	12,278

General and Administrative Expense	226,072	1,764	436,238	2,480
Salaries	354,494	-	723,154	-
Rent	99,735	20,000	229,470	20,000
Utilities	28,243	-	61,696	-
Professional Fees	21,931	-	48,051	-
Consulting	153,630	173,500	370,982	278,500
Depreciation	91,604		187,710
Total Expenses	975,709	195,264	2,057,301	300,980
Net Profit from Operations	212,938	(182,986)	167,134	(288,702)

Other Income / (Expenses)
Gain on Debt settlement	312,583	-	312,583	-
Financing Fees	(50,574)	-	(1,542,701)	-
Interest Expense	(42,649)	-	(73,193)	-
Net Profit / (Loss) Before Income Taxes	432,298	(182,986)	(1,136,177)	(288,702)
Income Tax Expense	-	-	-	-
Net Profit / (Loss)	$432,298	$(182,986)	$(1,136,177)	$(288,702)

NET PROFIT / (LOSS) PER COMMON SHARE - BASIC	$0.03	$(0.01)	$(0.09)	$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	12,642,678	12,508,011	12,570,534	12,508,011

NET PROFIT / (LOSS) PER COMMON SHARE - DILUTED	$0.02	$(0.01)	$(0.09)	$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	24,824,912	12,508,011	12,570,534	12,508,011

The accompanying notes are an integral part of these financial statements.

F-15

Bloomios Inc.
Consolidated Statement of Stockholders Equity
June 30, 2021

	Common Stock .00001 Par		Preferred Stock .00001 Par		Additional Paid in	Accumulated	Stock holders’
Description	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit Totals
December 31, 2017	508,011	$5			$2,653,155	$(2,653,160)	$-

Contributed Capital	-	-			10,000	-	10,000
Issuance of Common Stock	12,000,000	120			(120)	-	-
Net Loss	-	-			-	(10,000)	(10,000)
December 31, 2018	12,508,011	$125			$2,663,035	$(2,663,160)	$-

Capital Contributions	-	-			16,864	-	16,864
CBD Capital contribution					500		500

Net Loss						(490,235)	(490,235)
December 31, 2019	12,508,011	$125			$2,680,399	$(3,153,395)	$(472,871)

Capital Contributions	-	-			11,225	-	11,225
CBD Equity					368,296		368,296
							-
Net Loss						(1,170,666)	(1,170,666)
December 31, 2020	12,508,011	$125			$3,059,920	$(4,324,061)	$(1,264,016)

Commitment Shares	116,667	12	-	-	388,489	-	388,501
Warrants issued			-	-	969,849	-	969,849
							-
Net Loss						(1,568,475)	(1,568,475)
March 31, 2021	12,624,678	$137			$4,418,258	$(5,892,536)	$(1,474,141)

Preferred shares issued			10,800	0	(0)		-
Preferred shares issued for debt conversion			310,000	3	299,997	-	300,000
Shares issued for warrant conversion	37,456	0			(0)		-
							-
Net Loss						432,298	432,298
June 30, 2021	12,662,134	$137	$320,800	$3	$4,718,255	$(5,460,238)	$(741,843)

The accompanying notes are an integral part of these financial statements.

F-16

Bloomios Inc.
Consolidated Statement of Cashflows
for the six months ended
June 30,

	2021	2020
Cash provided (used) from Operating Activities
Net Income (Loss)	$(1,136,177)	$(288,702)
Depreciation	187,710	-
Gain on Debt Settlement	(312,583)
Change in Accounts Receivable	(59,596)	-
Change in Inventory	(113,102)	(76,900)
Shares and Warrants Issued	1,457,878
Change in other assets	(3,110)	-
Change in JV liabilities	-	900,000
Change in Accounts Payable and Accrued Expenses	272,781	603,804
Change in Accrued Expenses - related party	4,043	-
Change in Unearned Revenue	(14,415)	-
Net cash provided (used) from Operating Activities	283,429	1,138,202

Cash used in Investing Activities
Purchase of Equipment	(297,130)	(2,107,450)
Net cash used in Investing Activities	(297,130)	(2,107,450)

Cash provided by Financing Activities
Proceeds from Notes Payable	777,778	641,100
Payment on Notes Payable	(202,300)
Contributed Capital	-	358,296
Proceeds from (payments to) Notes Payable related parties	(29,300)	-
Net cash provided by Financing Activities	546,178	999,396
Net Increase (Decrease) In Cash	532,477	30,148

Cash At Beginning of Period	72,205	1,041

Cash At End of Period	$604,682	$31,189

Supplemental Cashflow Information
Interest Paid	$-	$-
Taxes Paid	$-	$-

The accompanying notes are an integral part of these financial statements.

F-17

Bloomios, Inc.
Notes to the Consolidated financial statements
June 30, 2021

NOTE 1 - BUSINESS ACTIVITY

Bloomios, Inc. fka XLR Medical Corp. (the “Company”) was organized under the laws of the State of Nevada on February 2, 2001, under the name Relay Mines Limited—subsequently the name of the Company was changed to XLR Medical Corp. After the October 31, 2007, 10Q filing, the management of the Company abandoned the Company and it became a dormant company until 2018 when a new shareholder acquired stock to become the majority shareholder and owner of the Company. The Company’s fiscal year end is December 31st. On April 12, 2021, the Company amended its name from XLR Medical Corp to Bloomios, Inc., its fiscal year end from January 31 to December 31, authorized the designation of Series A, B and C Preferred Stock, and acquired CBD Brand Partners LLC (“CBDBP”).

Bloomios manufactures, markets and distributes U.S. hemp-derived supplements and cosmetic products through wholesale and retail distribution channels in the U.S. through its wholly-owned subsidiary Bloomios Private Label (“BPL”). BPL is an innovative leader in quality manufacturing, processing, sourcing and distributing of cannabidiol products to wholesalers and retailers. BPL provides support at each step from custom formulation, order fulfillment, and brand development.  We offer one of the largest collections of customizable hemp-derived products that includes over 220 products across 12 categories in addition to custom formulation and manufacturing services. Our product categories include edibles, tinctures, oils, salves, capsules, balms, lotions, creams, beverages, pet treats, premium packaged smokable hemp flower and pre-rolled hemp joints.

Bloomios is headquartered in Santa Barbara, California with its operations in Daytona Beach, Florida. Bloomios intends to grow by increasing production capacity and by an acquisition strategy that is currently in development. We are committed to becoming a leading vertically integrated seed-to-shelf operator within the hemp industry. Currently, Bloomios is principally a business-to-business operation with plans to sell direct-to-consumers in the future.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had a total stockholder’s deficit of $741,843 and a net loss of $1,136,177 for the three months ended June 30, 2021. The Company also had an accumulated deficit of $5,460,238 as of June 30, 2021. Therefore, there is substantial doubt about the ability of the Company to continue as a going concern. There can be no assurance that the Company will achieve its goals and reach profitable operations and is still dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) to generate positive cash flow from operations.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might arise because of this uncertainty.

To address the aforementioned, management has undertaken the following initiatives: 1) enter into discussions to secure additional equity funding; 2) undertake a program to continue to monitor the Company’s ongoing working capital requirements; and 3) focus on maintaining an appropriate level of corporate overhead in line with the Company’s available cash resources.

NOTE 3 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared consolidated basis with CBDBP as a wholly owned subsidiary. The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates may be materially different from actual financial results. Significant estimates include the recoverability of long-lived assets, the collection of accounts receivable and valuation of inventory and reserves.

Cash and Cash Equivalents

We maintain the majority of our cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per commercial bank, at times we may exceed the FDIC limits. For purposes of the statement of cash flows we consider all cash and highly liquid investments with initial maturities of one year or less to be cash equivalents.

Accounts Receivable

We grant credit to our customers and do not require collateral. Our ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by us. Reserves for un-collectable amounts are provided, based on past experience and a specific analysis of the accounts. Although we expect to collect amounts due, actual collections may differ from the estimated amounts. As of June 30, 2021, and December 31, 2020, we had a reserve for potentially un-collectable accounts of $26,000 and $0 respectively. Historically, our bad debt write-offs related to these trade accounts have been insignificant.

F-18

Inventory

Inventories are valued at the lower of weighted average cost or market value. Our industry experiences changes in technology, changes in market value and availability of raw materials, as well as changing customer demand. We make provisions for estimated excess and obsolete inventories based on regular audits and cycle counts of our on-hand inventory levels and forecasted customer demands and at times additional provisions are made. Any inventory write offs are charged to the reserve account. As of June 30, 2021, and December 31, 2020, we had a reserve for potentially obsolete inventory of $150,000 and $0 respectively.

Property and Equipment

Property and equipment are recorded at cost. Assets held under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets. The cost of ordinary maintenance and repairs is charged to operations. Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets:

Furniture and fixtures	3 to 7 years
Equipment	7 to 10 years
Leasehold Improvements	7 years

Long –Lived Assets

Our management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment if any, is measured based on fair value and is charged to operations in the period in which long-lived assets impairment is determined by management. There can be no assurance however, that market conditions will not change or demand for our services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue under ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASC 606”).

Performance Obligations Satisfied Over Time

FASB ASC 606-10-25-27 through 25-29, 25-36 through 25-37, 55-5 through 55-10

An entity transfers control of a good or service over time and satisfies a performance obligation and recognizes revenue over time if one of the following criteria is met:

a. The customer receives and consumes the benefits provided by the entity’s performance as the entity performs (as described in FASB ASC 606-10-55-5 through 55-6).

b. The entity’s performance creates or enhances an asset (for example, work in process) that the customer controls as the asset is created or enhanced (as described in FASB ASC 606-10-55-7).

c. The entity’s performance does not create an asset with an alternative use to the entity (see FASB ASC 606-10-25-28), and the entity has an enforceable right to payment for performance completed to date (as described in FASB ASC 606-10-25-29).

Performance Obligations Satisfied at a Point in Time

FASB ASC 606-10-25-30

If a performance obligation is not satisfied over time, the performance obligation is satisfied at a point in time. To determine the point in time at which a customer obtains control of a promised asset and the entity satisfies a performance obligation, the entity should consider the guidance on control in FASB ASC 606-10-25-23 through 25-26. In addition, it should consider indicators of the transfer of control, which include, but are not limited to, the following:

a. The entity has a present right to payment for the asset

b. The customer has legal title to the asset

c. The entity has transferred physical possession of the asset

d. The customer has the significant risks and rewards of ownership of the asset

e. The customer has accepted the asset

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. In addition, a) the Company also does not have an alternative use for the asset if the customer were to cancel the contract, and b.) has a fully enforceable right to receive payment for work performed (i.e., customers are required to pay as various milestones and/or timeframes are met).

Also, from time to time we require deposits from our customers. As of June 30, 2021, and December 31, 2020, we had $135,551 and $149,966 of deferred revenue respectively.

F-19

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures” for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

●	Level 1: Quoted prices in active markets for identical assets or liabilities.
●

Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

●	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company’s financial instruments consist of cash, prepaid expenses, inventory, accounts payable, convertible notes payable, and advances from related parties. The estimated fair value of cash, prepaid expenses, investments, accounts payable, convertible notes payable and advances from related parties approximate their carrying amounts due to the short-term nature of these instruments.

The carrying amounts of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

Other Comprehensive Income

We have no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Net Profit (Loss) per Common Share

Basic profit / (loss) per share is computed on the basis of the weighted average number of common shares outstanding. At June 30, 2021, we had outstanding common shares of 12,662,134 used in the calculation of basic earnings per share. Basic Weighted average common shares and equivalents for the three months ended June 30, 2021, and 2020, were 12,642,678 and 12,570,534 respectively. As of June 30, 2021, we had convertible notes to potentially convert into approximately 622,222  of additional common shares and 700,305 common stock warrants convertible into an additional 740,305 common shares. Fully diluted weighted average common shares and equivalents for the three months ended June 30, 2021, were 24,824,912. Fully diluted weighted average common shares and equivalents for the three months ended June 30, 2020, and the Six months ended June 30, 2021, and 2020, were withheld from the calculation as they were considered anti-dilutive.

Research and Development

We had no amounts of research and development expense during the three and six months ended June 30, 2021, and 2020.

Share-Based Compensation

The Company has adopted the use of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS No. 123R) (now contained in FASB Codification Topic 718, Compensation-Stock Compensation), which supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance and eliminates the alternative to use Opinion 25’s intrinsic value method of accounting that was provided in Statement 123 as originally issued. This Statement requires an entity to measure the cost of employee services received in exchange for an award of an equity instruments, which includes grants of stock options and stock warrants, based on the fair value of the award, measured at the grant date (with limited exceptions). Under this standard, the fair value of each award is estimated on the grant date, using an option-pricing model that meets certain requirements. We use the Black-Scholes option-pricing model to estimate the fair value of our equity awards, including stock options and warrants. The Black-Scholes model meets the requirements of SFAS No. 123R; however, the fair values generated may not reflect their actual fair values, as it does not consider certain factors, such as vesting requirements, employee attrition and transferability limitations. The Black-Scholes model valuation is affected by our stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. We estimate the expected volatility and estimated life of our stock options at grant date based on historical volatility. For the “risk-free interest rate,” we use the Constant Maturity Treasury rate on 90-day government securities. The term is equal to the time until the option expires. The dividend yield is not applicable, as the Company has not paid any dividends, nor do we anticipate paying them in the foreseeable future. The fair value of our restricted stock is based on the market value of our free trading common stock, on the grant date calculated using a 20-trading-day average. At the time of grant, the share-based compensation expense is recognized in our financial statements based on awards that are ultimately expected to vest using historical employee attrition rates and the expense is reduced accordingly. It is also adjusted to account for the restricted and thinly traded nature of the shares. The expense is reviewed and adjusted in subsequent periods if actual attrition differs from those estimates.

F-20

We re-evaluate the assumptions used to value our share-based awards on a quarterly basis and, if changes warrant different assumptions, the share-based compensation expense could vary significantly from the amount expensed in the past. We may be required to adjust any remaining share-based compensation expense, based on any additions, cancellations or adjustments to the share-based awards. The expense is recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. For the Six months ended June 30, 2021, the Company had no share-based expense.

Income Taxes

Federal Income taxes are not currently due since we have had losses since inception.

On December 22, 2018, H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The Company will compute its income tax expense for the year ended December 31, 2021, using a Federal Tax Rate of 21%.

Deferred income tax amounts reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

As of June 30, 2021, we had a net operating loss carry-forward of approximately $(5,460,238) and a deferred tax asset of $1,146,650  using the statutory rate of 21%. The deferred tax asset may be recognized in future periods, not to exceed 20 years. However, due to the uncertainty of future events we have booked valuation allowance of $(1,146,650). FASB ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. At June 30, 2021, the Company had not taken any tax positions that would require disclosure under FASB ASC 740.

	June 30, 2021	December 31, 2020
Deferred Tax Asset	$1,146,650	$908,053
Valuation Allowance	(1,146,650)	(908,053)
Deferred Tax Asset (Net)	$-	$-

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported income, total assets, total liabilities or stockholders’ equity as previously reported.

Recently Issued Accounting Standards

The Company is reviewing the effects of following recent updates. The Company has no expectation that any of these items will have a material effect upon the financial statements.

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments—Credit Losses [codified as Accounting Standards Codification Topic (ASC) 326]. ASC 326 adds to US generally accepted accounting principles (US GAAP) the current expected credit loss (CECL) model, a measurement model based on expected losses rather than incurred losses. Under this new guidance, an entity recognizes its estimate of expected credit losses as an allowance, which the FASB believes will result in more timely recognition of such losses. This will become effective in January 2023 and the impact on the Company is under evaluation.

Update 2020-06—Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This was issued in August of 2020 and will become effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. We are in the process of evaluating the impact to the Company.

F-21

NOTE 4 -WRITE-OFF OF PAYABLES, RELATED PARTY TRANSACTIONS AND ACCRUED INTEREST OCCURRING PRIOR TO THE COMPANY ABANDONMENT

The Company takes the position that the statute of limitations with respect to the Related Party Loans has expired and the lenders are barred from pursuing a claim against us for repayment of the amount loaned. Nevada law relating to the statute of limitations is found in Chapter 11 of the Nevada Revised Statutes (“NRS”), titled “Limitations of Actions” (https://www.leg.state.nv.us/NRS/NRS-011.html#NRS011Sec190). NRS 11.010 titled “Commencement of civil actions” provides that “Civil actions can only be commenced within the periods prescribed in this chapter, after the cause of action shall have accrued, except where a different limitation is prescribed by statute.”

Given the foregoing, all existing liabilities would be time barred by the statute of limitations:

	Last 10-Q	Last 10-K
	10/31/07	1/31/07
Accounts payable	94,888	85,225
Accrued liabilities	25,347	18,935
Due to related parties	293,931	248,636
Loans payable	409,000	397,000
Total Liabilities	823,166	749,796

Therefore, the Company made the decision to write-off the Related Party Loans, Accrued Interest and Other Payables totaling $823,166 as of January 31, 2017. The debts were written off against Additional Paid in Capital—per ASC Section 470-50-40. ASC Section 470-50-40 (Debt Modification and Extinguishments), considers Related Party Transactions to be capital transactions and the extinguishment of the debt is in effect a capital transaction and it is not a gain or loss recognition event and should be excluded from the determination of net income.

NOTE 5 - EQUITY

Capitalization

The Company is authorized to issue a total of 950,000,000 shares of capital stock, consisting of, 945,000,000 Common Stock and 5,000,000 Preferred Stock.

Common Stock

The Company is authorized to issue 945,000,000 shares of Common Stock at $.00001 par value per share.

On November 30, 2018, the Company’s board of directors and custodian appointed, Bryan Glass as the Company’s President, Secretary and Treasurer and authorized the issuance of 12,000,000 shares of stock to Mr. Glass for an aggregate price of $120.

On March 26, 2021, the Company issued 116,667 in commitment shares for the issuance of a convertible note.

On April 21, 2021, the Company issued 37,456 of common stock for the conversion of 40,000 cashless warrants.

Total issued and outstanding shares as of June 30, 2021, is 12,662,134.

F-22

Preferred Stock

The Company is authorized to issue 5,000,000 shares of Preferred stock.

The Company has three (3) classes of preferred Stock. Series A has 10,000 shares authorized, issued and outstanding. Series B has 800 shares authorized, issued and outstanding. Series C has 3,000,000 authorized and 310,000currently issued and outstanding.

Series A Convertible Preferred Stock

The Series A, par value $0.00001 has 10,000 shares authorized, issued and outstanding. The holders of the Series A are not entitled to dividends. Each share of Series A shall vote on any and all matters related to the Company and each share entitles holder to vote such number of votes equal to 0.0051% of the total number of votes entitled to be cast. For clarification purposes, the holders of all 10,000 shares of Series A have the right to cast an aggregate of 51% of the total number of votes entitled to be cast. The Series A are subject to an automatic conversion and/or redemption in the event the Company completes a qualified financing defined as a financing in which the Company receives gross proceeds of at least $10 million. If converted, each share of Series A converts into 50 shares of common stock. If redeemed the Company shall pay $100 per share of Series A.

Series B Convertible Preferred Stock

The Series B, par value $0.00001, has 800 shares authorized, issued and outstanding. The holders of the Series B are entitled to a liquidation preference in that they participate with the common stock on an as converted basis. The holders of Series B are entitled to vote such number of shares as their Series B would be convertible into common stock plus 10% on an as if converted basis at the time of the vote. The Series B may convert into common stock. Each share of Series B will convert into such number of shares by multiplying 0.001 by the aggregate number of the Company’s common stock issued and outstanding at the time of conversion. The Series B is subject to automatically convert into common stock in the event of a qualified financing as defined above.

Series C Convertible Preferred Stock

The Series C, par value $0.00001, has 3,000,000 shares authorized. There are 310,000 shares issued and outstanding. The holders of the Series C are entitled to a liquidation preference in that they participate with the common stock on an as converted basis. The holders of Series C are entitled to vote such number of shares as their Series C would be convertible into common stock on an as if converted basis at the time of the vote. The Series C may convert into common stock based upon the product obtained by dividing the number of shares of Series C by the closing share price of the common stock on the date of conversion. The Series C is subject to automatically convert into common stock in the event of a qualified financing as defined above based upon the conversion formula in the previous sentence.

The Board of Directors of the Corporation is authorized to provide, by resolution, for one or more series of Preferred Stock to be comprised of authorized but unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock need not be identical to any other series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution the rights, preferences and privileges of, and qualifications, restrictions and limitations applicable to, such series.

The Board of Directors is authorized to increase the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series of Preferred Stock. The Board of Directors is authorized to decrease the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series.

NOTE 6 - MATERIAL EVENTS

In October 2007, prior management of the Company discontinued filing reports required under the Exchange Act, at which time current management considers the prior business of the Company to have been abandoned. In February 2009, the Company filed a Form 15 with the SEC terminating the registration of its class of common stock under Section 12(g) of the Exchange Act and its duty to file periodic and other reports with the SEC.

Current management assumed control of the Company in November 2018. This Registration Statement is being filed to register the Company’s class of common stock under Section 12 of the Exchange Act on a voluntary basis.

On November 29, 2018, the Eight Judicial District Court of Nevada entered an order appointing Bryan Glass as custodian of the Company, authorizing and directing him to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening an annual meeting of stockholders (the “Order”).

On November 30, 2018, Bryan Glass, as custodian, appointed himself to serve as an interim director of the Company until the next meeting of stockholders, as permitted by the Order. Also, on November 30, 2018, the board of directors and the custodian appointed Bryan Glass as our President, Secretary and Treasurer and authorized the issuance of 12,000,000 shares of stock to Mr. Glass for an aggregate price of $120.

F-23

On December 6, 2018, the Company filed a Certificate of Reinstatement with the state of Nevada to reestablish the Company’s existence.

On January 16, 2019, the Company held a stockholder’s meeting at which Mr. Glass was elected as the sole director of the Company.

On November 30, 2020, Mr. Bryan Glass, our President and a sole director of the Company, resigned from both positions as part of his departure from the Company. Mr. Glass served as the President, Secretary and Treasurer and a member of our Board since November 30, 2018. This resignation is not the result of any disagreement with the Company on any matter related to the Company’s operations, policies, or practices.

On November 30, 2020, the board of directors appointed Mr. Michael Hill, as the sole director of the Company, and as interim Chief Executive Officer and Chief Financial Officer of the Company. The board of directors has agreed to compensate Mr. Hill at a rate of $25,000 per month during his interim service to the Company.

On February 10, 2021, the Company entered into a non-binding Letter of (the “LOI”) with CBDBP. Under the terms of the LOI, the Company agreed to acquire CBDBP as its wholly owned subsidiary, such that the Company would acquire all of the outstanding equity of CBDBP and the holders of the shares of CBDBP immediately prior to the Merger would receive 10,000 shares of Series A Preferred Stock, 800 shares of Series B Preferred Stock and 3,000,000 shares of Series C Preferred Stock.

On March 25, 2021, XLR Medical Corp. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a non-affiliated accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell directly to the Investor in a private offering (the “Offering”), a Senior Secured Promissory Note (the “Note”), in the aggregate principal amount of up to $1,666,666.67 or so much as has been advanced in one or more tranches. The Note carries an original issue discount of $166,666.67, to cover the Investor's accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. As a result of the original issuance discount, the potential aggregate purchase price of the Note is $1,500,000. The initial tranche was paid upon closing in an amount of $700,000, resulting in a current face value of the Note of $777,777.78. As additional consideration for the first tranche funded upon closing, the Company issued to the Investor 116,667 shares of its common stock. Upon future tranches being funded under the Note, the Company shall issue to the Investor an amount of the Company's restricted common stock equal to the purchase price of such future tranche or tranches divided by six. The maturity date of each tranche of the Note is twelve months after the payment of such tranche. The Note provides that the Investor may not convert any amount of the Note that would result in the beneficial ownership of greater than 4.99% of the outstanding shares of the Company, with the exception that the beneficial ownership limitation may be waived up to a maximum of 9.99% at the election of the Investor, with not less than 61 days prior notice. The Note is secured with all of the assets of the Company, as described in the Security Agreement attached as Exhibit 10.3 to this Form 8-K. The Purchase Agreement contains customary representations and warranties, and the Offering was subject to customary closing conditions. The Shares were offered by the Company pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. The Company is obligated to register the shares of common stock underlying the Note and the Warrants (as described below), within 90 days from the date of the Purchase Agreement.

As additional consideration for the purchase of the Note, the Company agreed to issue to the Investor Warrants (the Warrants"). The Warrants shall be issued upon the advance of each tranche by the Investor to the Company, exercisable for an amount of the Company's common stock equal to the purchase price of such tranche divided by three. The Warrants have a term of 60 months, and contain full-ratchet anti-dilution protection provisions, and have an exercise price of $1.50 per share for 50% of the Warrants, and $2.00 per share for 50% of the Warrants. If at any time after the six-month anniversary of the issue date of the Warrants, the market price of one share of the Company's common stock is greater than the exercise price of such Warrant, and there is not an effective registration statement registering the resale of the shares of common stock underlying the Warrants, then the Warrants may be exercised by means of a cashless exercise. The Warrants do not allow for any exercise that would result in the beneficial ownership of greater than 4.99% of the number of shares of the Company's common stock outstanding immediately after giving effect to such exercise, with the exception that the beneficial ownership limitation may be increased or decreased upon no less than 61 days prior notice.

As stated in our 8-K filing dated April 12, 2021, on April 12, 2021, Bloomios (the “Company”), acquired CBDBP.

The foregoing summaries of the Purchase Agreement, the Note, the Warrants and the Security Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 10.2, 10.3, and 4.1, respectively, to the Current Report on Form 8-K filed on April 2, 2021, which are incorporated herein by reference.

On November 30, 2020, the Company entered into a 6% secured convertible promissory note with a third-party in the amount of $203,000.00. Pursuant to the agreement, the Company issued the lender 350,000 5-year warrants with an exercise price of $1.00. On January 19, 2021, we issued the lender an additional 100,000 warrants on the same terms as the previous warrants, as a penalty pursuant to the agreement. Subsequently, on April 2, 2021, the Company and lender entered into a pay-off letter agreement in the amount of $252,875.00 and the Company paid the amount on April 6, 2021. The note has been paid in full.

On April 8, 2021, the Company established a wholly owned subsidiary with the Oregon Secretary of State, Bloomios Labs, LLC, an Oregon limited liability company.

On April 12, 2021, XLR Medical Corp (the “Company”), acquired CBDBP. XLR issued 10,000shares of its Series A Preferred Stock and 800 shares of its Series B Preferred Stock as the purchase price.

On April 16, 2021, we received notification from the U.S. Small Business Administration (“SBA”) that our Paycheck Protection Program Loan Forgiveness Application was approved, and our Paycheck Protection Program loan has been paid in full.

On April 19, 2021, the Company established a wholly owned subsidiary with the Florida Secretary of State, Bloomios Private Label, LLC, a Florida limited liability company.

F-24

On June 16, 2021, Mr. Michael Hill, our Chief Executive Officer, Chief Financial Officer and Director, resigned his position as Chief Financial Officer and appointed Mr. John Bennett. The reason for Mr. Hill’s resignation as Chief Financial Officer was solely to expand the management team. Mr. Hill will remain the Chief Executive Officer and a Director of the Company. The board of directors has agreed to compensate Mr. Hill at a rate of $25,000 per month pursuant to his employment agreement.

On June 16, 2021, the board of directors appointed Mr. Barrett Evans to the positions of President, Chief Strategy Officer and Director. The board of directors has agreed to compensate Mr. Evans at a rate of $25,000 per month pursuant to his employment agreement.

On June 16, 2021, the board of directors appointed Mr. John Bennett, as director and Chief Financial Officer of the Company. The board of directors has agreed to compensate Mr. Bennett at a rate of $12,500 per month pursuant to his employment agreement.

NOTE 7 - NOTES PAYABLE

On February 19, 2019 the Company entered into a promissory note with a related party in the amount of $17,000, with an interest due at the rates of 8% per annum and a due date of February 19, 2020.

On June 30, 2019, the Company entered into a promissory note with a related party in the amount of $9,300, with an interest due at the rates of 8% per annum and a due date of June 30, 2020. On April 7, 2021, this note was paid in full.

On June 30, 2019, the Company entered into a promissory note with a related party in the amount of $14,500, with an interest due at the rates of 8% per annum and a due date of March 30, 2020.

On February 29, 2020, the Company entered into a promissory note with a related party in the amount of $531,000, with an interest due at the rates of 9.9% per annum and a due date of January 1, 2021.

On February 29, 2020, the Company entered into a promissory note with a related party in the amount of $60,000, with an interest due at the rates of 8% per annum and a due date of February 29, 2021.

On May 5, 2020, the Company entered into a promissory note under the Payroll Protection Program in the amount of $310,000, with an interest due at the rates of 1% per annum and a due date of August 15, 2022. On April 16, 2021, this loan has been forgiven in full.

On July 8, 2020, the company entered into an SBA promissory note in the amount of $150,000, with an interest due at the rates of 3.75% per annum and a due date of August 15, 2022.

On June 4, 2020, the Company entered into a promissory note with a third party in the amount of $20,000, with an interest due at the rates of 8% per annum and a due date of September 5, 2020. This note was offset against an account receivable in the fourth quarter of 2020, and the balance due as of June 30, 2021, was $0.

On June 5, 2020, the Company entered into a promissory note with a third party in the amount of $10,000, with an interest due at the rates of 8% per annum and a due date of June 30, 2020. This note was offset against an account receivable in the fourth quarter of 2020 and the balance due as of June 30, 2021, was $0.

On June 8, 2020, the Company entered into a promissory note with a related party in the amount of $10,000, with an interest due at the rates of 8% per annum and a due date of September 8, 2020.  The balance due as of June 30, 2021, was $0.

On June 11, 2020, the Company entered into a promissory note with a related party in the amount of $10,000, with an interest due at the rates of 8% per annum and a due date of September 11, 2020. The balance due as of June 30, 2021, was $0.

 On July 27, 2020, the Company entered into a promissory note with a third-party in the amount of $300,000, with an interest due at the rates of 9% per annum and a due date of August 15, 2022.

The prior majority shareholder, Bryan Glass contributed $26,864 for expenses and fees to reinstate the Company. This money was booked as a capital contribution.

On January 5, 2021, the company entered into a promissory note in the amount of $20,331 with an interest rate of 8% per annum and a due date of April 5, 2021. On April 5, 2021, this note was paid in full.

On March 25, 2021, the Company entered into a 11% secured convertible promissory note with a third-party with a total commitment of $1,666,667 and the first tranche advanced on that date of $777,778. Pursuant to the agreement, the Company issued the lender 116,667 shares of common stock, 116,667 5-year warrants with an exercise price of $1.50 and 116,667 5-year warrants with an exercise price of $2.00. The note had an original issue discount of $77,778.

On January 11, 2019, the Company entered into Lease Services Agreement with a third-party company whereby the Company received funds in the amount of $300,000 as an advance on future services. The Company and third-party desired to reach an amicable settlement to the agreement and agreed on April 2, 2021, to enter into a settlement and mutual release agreement whereby the Company was released from its obligations and the third-party company received 310,000 shares of the Company’s Series C Convertible Preferred Stock.

On November 30, 2020, the Company entered into a 6% secured convertible promissory note with a third-party in the amount of $203,000.00. Pursuant to the agreement, the Company issued the lender 350,000 5-year warrants with an exercise price of $1.00. On January 19, 2021, we issued the lender an additional 100,000 warrants on the same terms as the previous warrants, as a penalty pursuant to the agreement. Subsequently, on April 2, 2021, the Company and lender entered into a pay-off letter agreement in the amount of $252,875.00 and the Company paid the amount on April 6, 2021. As of June 30, 2021, the balance due on this note was $0.

NOTE 8 – WARRANTS

On November 30, 2020, we issued 350,000 five-year common stock warrants exercisable at $1.00 per share.

On November 30, 2020, we issued 40,000 five-year common stock warrants exercisable at $.264 per share.

On January 19, 2021, we issued 100,000 five-year common stock warrants exercisable at $1.00 per share.

On March 22, 2021, we issued 116,667 five-year common stock warrants exercisable at $1.50 per share.

On March 22, 2021, we issued 116,667 five-year common stock warrants exercisable at $2.00 per share.

On March 26, 2021, we issued 16,971 five-year common stock warrants exercisable at $3.30 per share.

F-25

On April 21, 2021, the Company issued 37,456 of common stock for the conversion of 40,000 cashless warrants.

The following is the outstanding warrant activity:

	Warrants - Common Share Equivalents	Weighted Average Exercise price	Warrants exercisable - Common Share Equivalents	Weighted Average Exercise price

Outstanding December 31, 2020	390,000	$0.63	390,000	$0.63
Additions	350,305	1.61	350,305	1.61
Converted	(40,000)	0.260		0.260
Expired	-	-	-
	-	-	-	-
Outstanding June 30, 2021	700,305	$1.31	700,305	1.31

NOTE 9 - SUBSEQUENT EVENTS

On July 9, 2021, we entered into a purchase agreement with Burdell Partners, LLC, hereinafter (“BP”), pursuant to which BP has agreed to purchase from us up to an aggregate of $6,500,000 of our common stock (subject to certain limitations) from time to time over the term of the Purchase Agreement. Also, on July 9, 2021, we entered into a registration rights agreement with BP, which we refer to in this prospectus as the Registration Rights Agreement, pursuant to which we are required to file with the SEC a registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock that have been or may be issued to BP under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, at the time we signed the Purchase Agreement and the Registration Rights Agreement, we were required to issue 50,000 shares of our common stock (which are yet to be issued) and 50,000 warrants to BP as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, which we refer to in this prospectus as the Commitment Shares and Commitment Warrants.

We do not have the right to commence any sales of our common stock to BP under the Purchase Agreement until certain conditions set forth in the Purchase Agreement, all of which are outside of BP’s control, have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus. Thereafter, we may, from time to time and at our sole discretion, direct BP to purchase shares of our common stock in amounts up to 100,000 shares on any single business day, subject to a maximum of $500,000 per purchase, plus other “VWAP Purchases” under certain circumstances. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to BP. The purchase price of the shares that may be sold to BP under the Purchase Agreement will be based on the market price of our common stock preceding the time of sale as computed under the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement. BP may not assign or transfer its rights and obligations under the Purchase Agreement.

On July 11, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a non-affiliated accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell directly to the Investor in a private offering (the “Offering”), a Senior Secured Promissory Note (the “Note”) with first priority over all current and future indebtedness of the Company and any subsidiaries, whether such subsidiaries exist on the issue date or are created or acquired thereafter, excluding the note between the Company and Leonite Capital LLC., in the aggregate principal amount of up to $1,100,000 or so much as has been advanced in one or more tranches. The Note carries an original issue discount of $100,000, to cover the Investor’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. As a result of the original issuance discount, the potential aggregate purchase price of the Note is $1,000,000. The initial tranche was paid upon closing in an amount of $500,000, resulting in a current face value of the Note of $550,000. The maturity date of each tranche of the Note is twelve months after the payment of such tranche. The Note provides that the Investor may not convert any amount of the Note that would result in the beneficial ownership of greater than 4.99% of the outstanding shares of the Company, with the exception that the beneficial ownership limitation may be waived up to a maximum of 9.99% at the election of the Investor, with not less than 61 days prior notice. The Note is secured with all of the assets of the Company, as described in the Security Agreement attached as Exhibit 10.3 to this Form S-1. The Purchase Agreement contains customary representations and warranties, and the Offering was subject to customary closing conditions. The Shares were offered by the Company pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. The Company is obligated to register the shares of common stock underlying the Note and the Warrants (as described below), within 90 days from the date of the Purchase Agreement.

As additional consideration for the purchase of the Note, the Company agreed to issue to the Investor Warrants (the Warrants”). The Warrants shall be issued upon the advance of each tranche by the Investor to the Company, exercisable for an amount of the Company’s common stock equal to the purchase price of such tranche divided by three. The Warrants have a term of 60 months, and contain full-ratchet anti-dilution protection provisions, and have an exercise price of $1.75 per share for 142,857 of the Warrants, and $2.25 per share for 111,111 of the Warrants. If at any time after the six-month anniversary of the issue date of the Warrants, the market price of one share of the Company’s common stock is greater than the exercise price of such Warrant, and there is not an effective registration statement registering the resale of the shares of common stock underlying the Warrants, then the Warrants may be exercised by means of a cashless exercise. The Warrants do not allow for any exercise that would result in the beneficial ownership of greater than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise, with the exception that the beneficial ownership limitation may be increased or decreased upon no less than 61 days prior notice.

The foregoing summaries of the Purchase Agreement, Purchase Warrant, Registration Rights, Securities Purchase Agreement, Secured Promissory Note, the Warrants and the Pledge and Security Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents filed with the Securities and Exchange Commission on July 14, 2021, as exhibits to the Company’s S-1 Registration Statement as Exhibits 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, and 10.12, respectively.

F-26

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement of which this prospectus is a part for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus.

We incorporate by reference the following documents listed below (excluding any document or portion thereof to the extent such disclosure is furnished and not filed):

•	Our Annual Report on Form 10-K for the period ended December 31, 2020;

•	Our Quarterly Report on From 10-Q for the period ended March 31, 2021;

•	Our Current Reports on Form 8-K covering our recent acquisition, filed with the SEC on April 20, 2021; and

•	Our other Current Reports on From 8-K filed with the SEC

In addition, we hereby incorporate by reference into this prospectus all documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the effective date of this Registration Statement and before we terminate the offering under this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K, unless specifically incorporated herein), as well as proxy statements.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents which we incorporate by reference in this prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference to such documents). Requests should be directed to:

Bloomios, Inc.

201 W Montecito Street

Santa Barbara, California 93101

(805) 222-6330

A copy of any or all of the foregoing documents which we incorporate by reference in this prospectus may be accessed on our corporate web site at http://www.bloomios.com/(Click the “Investors” link and then the “SEC Filings” link).

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3,389,203 SHARES OF COMMON STOCK AND

1,098,177 SHARES OF COMMON STOCK UNDERLYING WARRANTS EXERCISES AND

10,000,000 SHARES OF COMMON STOCK UNDERLYING CONVERTIBLE DEBENTURES

AND

2,531,160 SHARES OF COMMON STOCK

PROSPECTUS

October    , 2021

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the common stock being registered. All the amounts shown are estimates except the SEC registration fee.

Total
SEC registration fee	$2,155.09
Printing and engraving expenses	1,000
Legal fees and expenses	15,000
Accounting fees and expenses	10,000
Transfer agent and registrar fees	1,000
Miscellaneous	1,000
Total	$30,155.09

Item 14. Indemnification of Directors and Officers

Nevada Revised Statutes, NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

(Added to NRS by 1997, 694; A 2001, 3175)

The Registrant also maintains a directors’ and officers’ liability insurance policy that insures the Registrant’s directors and officers against such liabilities as are customarily covered by such policies.

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Item 15. Recent Sales of Unregistered Securities

During the past three years, we have sold and issued the following unregistered securities.

On November 30, 2018, the board of directors authorized the issuance of 12,000,000 shares of stock to Mr. Glass for an aggregate price of $120.

On November 30, 2020, the Company entered into a 6% secured convertible promissory note with a third-party in the amount of $203,000.00. Pursuant to the agreement, the Company issued the lender 350,000 5-year warrants with an exercise price of $1.00. On January 19, 2021, we issued the lender an additional 100,000 warrants on the same terms as the previous warrants, as a penalty pursuant to the agreement. Subsequently, on April 2, 2021, the Company and lender entered into a pay-off letter agreement in the amount of $252,875.00 and the Company paid the amount on April 6, 2021. The note has been paid in full.

The prior majority shareholder, Bryan Glass contributed $26,864 for expenses and fees to reinstate the Company. This money was booked as a capital contribution.

On March 25, 2021, the Company entered into a 11% secured convertible promissory note with a third-party with a total commitment of $1,666,667 and the first tranche advanced on that date of $777,778. Pursuant to the agreement, the Company issued the lender 116,667 shares of common stock, 116,667 5-year warrants with an exercise price of $1.50 and 116,667 5-year warrants with an exercise price of $2.00. The note had an original issue discount of $77,778.

On May 10, 2021, a warrant holder exercised its cashless exercise of 40,000 warrants resulting in a net of issuance of 37,456 shares of common stock.

On July 9, 2021, Company entered into a Common Stock Purchase Agreement (the “BP SPA”) and a Registration Rights Agreement with Burdell Partners, LLC pursuant to which BP Capital agreed to invest up to Six Million Five Hundred Thousand Dollars ($6,500,000) to purchase the Company’s common stock, at a purchase price as defined in the Common Stock Purchase Agreement. The Registration Rights Agreement was an inducement to BP to execute and deliver the Common Stock Purchase Agreement, whereby the Company agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, and applicable state securities laws, with respect to the shares of common stock issuable for BP’s investment pursuant to the Common Stock Purchase Agreement. No shares have been sold to and purchased by BP as of the date of this report.

Concurrently with the July 9, 2021 Common Stock Purchase Agreement, the Company entered into a Common Stock Purchase Warrant with BP (the “BP Warrant”) to subscribe for a purchase from the Company up to one hundred thousand (100,000) shares of the Company’s Common Stock. The BP Warrant has an initial exercise price of $2.00, is non-cancellable, vests upon issuance and expires on the fifth anniversary of the BP Warrant date of issuance.

On July 11, 2021, the Company entered into a 10% secured convertible promissory note with a third-party with a total commitment of $1,100,000 and the first tranche advanced on that date of $550,000. Pursuant to the agreement, the Company issued 142,857 5-year warrants with an exercise price of $1.75 and 111,111 5-year warrants with an exercise price of $2.25. The note had an original issue discount of $50,000.

Unless otherwise stated above, the issuance of the above securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

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Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b)	Financial Statement Schedule.

None.

Item 17. Undertakings

A.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(a)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i)

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that:

(i)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The Registrant hereby undertakes that:

(a) The Registrant will provide to the underwriter at the closing as specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4)or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(c) For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 29th day of October 2021.

BLOOMIOS, INC.

By:	/s/ Michael Hill
Michael Hill, Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Michael Hill, Barrett Evans and John Bennett, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney in fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post effective amendments and amendments thereto, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys in fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 29th day of October 2021.

Signature	Title	Date

/s/ Michael Hill	Chief Executive Officer and Director	October 29, 2021.
Michael Hill

/s/ Barrett Evans	Chief Strategy Officer, President and Director	October 29, 2021.
Barret Evans

/s/ John Bennett	Chief Financial Officer and Director	October 29, 2021.
John Bennett

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EXHIBIT INDEX

The following documents are incorporated by reference:

		Location
Exhibit No.	Description of Exhibit	Reference

2.1	Agreement and Plan of Merger between Relay Mines Limited and TSI Med Acquisition Corp., dated as of September 13, 2004.	2
3.1	Articles of Merger for Relay Mines Limited and TSI Med Acquisition Corp.	2
3.2	Articles of Incorporation for Relay Mines Limited.	1
3.3	Certificate of Change dated November 30, 2006 providing for the reduction in the number of authorized shares of common stock from 100,000,000 shares to 2,000,000 shares and the corresponding reverse split of outstanding shares of common stock so that every fifty shares of common stock outstanding are exchanged for one share of common stock.	3
3.4	Bylaws, As Amended, for Relay Mines Limited.	2
3.5	Certificate of Change dated March 26, 2013 to amend the Articles of Incorporation to increase the number of authorized shares of common stock from 2,000,000 shares to 950,000,000 shares.	6
3.6	Certificate of Amendment by Custodian, dated December 6, 2018.	5
3.7	Certificate of Reinstatement with the state of Nevada, filed December 6, 2018.	5
3.8	Amended Articles of Incorporation	9
5.1	Opinion of Counsel	*
10.1	Securities Purchase Agreement, dated March 25, 2021.	7
10.2	Membership Interest Purchase Agreement between XLR Medical Corp. and Mammoth Crest Capital LLC of CBD Brand Partners LLC.	8
10.3	Employment Agreement with Michael Hill	10
10.4	Employment Agreement with Barrett Evans	10
10.5	Employment Agreement with John Bennett	10
10.6	Common Stock Purchase Agreement, dated July 9, 2021.	*11
10.7	Common Stock Purchase Warrant, dated July 9, 2021.	*12
10.8	Registration Rights Agreement, dated July 9, 2021.	*13
10.9	Securities Purchase Agreement, dated July 11, 2021.	*14
10.10	Senior Secured Promissory Note, dated July 11, 2021.	*15
10.11	Common Stock Purchase Warrant, dated July 11, 2021	*16
10.12	Pledge and Security Agreement, dated July 11, 2021.	*17
14.1	Code of Ethics.	4
23.1	Consent of Independent Registered Accounting Firm	*
99.1	Audit Committee Charter.	4
99.2	Disclosure Committee Charter.	4

(1)	Incorporated by reference from registration statement on Form SB-2 filed on May 1, 2001.
(2)	Incorporated by reference from current report on Form 8-K filed on September 17, 2004.
(3)	Incorporated by reference from Quarterly Report on Form 10-QSB for the nine months ended October 31, 2006 filed on December 15, 2006.
(4)	Incorporated by reference from Annual Report on Form 10-KSB for the year ended June 30, 2003 filed on September 12, 2003.
(5)	Previously filed as an exhibit to the Company’s Registration Statement on Form 10 filed on April 30, 2019.
(6)	Incorporated by reference from the Company s Registration Statement on Form 10/A filed on June 18, 2019.
(7)	Incorporated by reference from current report on Form 8-K filed on April 2, 2021.
(8)	Incorporated by reference from current report on Form 8-K filed on April 12, 2021.
(9)	Incorporated by reference from current report on Form 8-K filed on April 20, 2021.
(10)	Incorporated by reference from current report on Form 8-K filed on June 21, 2021.
(11)	Incorporated by reference from registration statement on Form S-1 filed on July 14, 2021
(12)	Incorporated by reference from registration statement on Form S-1 filed on July 14, 2021
(13)	Incorporated by reference from registration statement on Form S-1 filed on July 14, 2021
(14)	Incorporated by reference from registration statement on Form S-1 filed on July 14, 2021
(15)	Incorporated by reference from registration statement on Form S-1 filed on July 14, 2021
(16)	Incorporated by reference from registration statement on Form S-1 filed on July 14, 2021
*	Filed herewith.

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